UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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YUM! BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

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YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

April 6, 2012

Dear Fellow Shareholders:

        On behalf of your Board of Directors, we are pleased to invite you to attend the 2012 Annual Meeting of Shareholders of YUM! Brands, Inc. The meeting will be held Thursday, May 17, 2012, at 9:00 a.m., local time, in the YUM! Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

This year we are pleased to once again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice or proxy card.

If you plan to attend the meeting, please bring your Notice, admission ticket from your proxy card or proof of your ownership of YUM common stock as of March 19, 2012 as well as a valid picture identification. Your vote is important. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

David C. Novak Chairman of the Board and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 17, 2012—this Notice and proxy statement is available at www.yum.com/investors/investor_materials.asp and the Annual Report on Form 10-K is available at www.yum.com/annualreport.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Time:	9:00 a.m. on Thursday, May 17, 2012
Place:	YUM! Conference Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213
Items of Business:	(1) To elect eleven (11) directors to serve until the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.
(2) To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 29, 2012.
(3) To consider and hold an Advisory Vote on Executive Compensation.
(4) To consider and vote on two (2) shareholder proposals, if properly presented at the meeting.
(5) To transact such other business as may properly come before the meeting.
Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on March 19, 2012.
Annual Report:	A copy of our 2011 Annual Report on Form 10-K is included with this proxy statement.
Web site:	You may also read the Company's Annual Report and this Notice and proxy statement on our Web site at www.yum.com/annualreport and www.yum.com/investors/investor_materials.asp.
Date of Mailing:	This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 6, 2012.

By Order of the Board of Directors
Christian L. Campbell Secretary

YOUR VOTE IS IMPORTANT

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or on executive compensation related matters without your instructions. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On April 6, 2012, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet. If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

i

YUM! BRANDS, INC.

1441 Gardiner Lane

Louisville, Kentucky 40213

PROXY STATEMENT
For Annual Meeting of Shareholders To Be Held On
May 17, 2012

        The Board of Directors (the "Board of Directors" or the "Board") of YUM! Brands, Inc., a North Carolina corporation ("YUM" or the "Company"), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Saving Time), on Thursday, May 17, 2012, in the YUM! Conference Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company's performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

        You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

        As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On April 6, 2012, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

        We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the cost and reduce the environmental impact of the Annual Meeting.

Who may attend the Annual Meeting?

        The Annual Meeting is open to all shareholders of record as of close of business on March 19, 2012, or their duly appointed proxies. Seating is limited and admission is on a first-come, first-served basis.

What do I need to bring to attend the Annual Meeting?

        You will need a valid picture identification and either an admission ticket or proof of ownership of YUM's common stock to enter the Annual Meeting. If you are a registered owner, your Notice will be your admission ticket. If you received the proxy statement and Annual Report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a YUM shareholder. Your admittance to the Annual Meeting will depend upon availability of seating. All shareholders will be required to present valid picture identification prior to admittance. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

        Please note that cameras, sound or video recording equipment, cellular telephones, blackberries and other similar devices, large bags, briefcases and packages will not be allowed in the meeting room.

May shareholders ask questions?

        Yes. Representatives of the Company will answer shareholders' questions of general interest following the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Who may vote?

        You may vote if you owned YUM common stock as of the close of business on the record date, March 19, 2012. Each share of YUM common stock is entitled to one vote. As of March 19, 2012, YUM had 460,176,259 shares of common stock outstanding.

What am I voting on?

        You will be voting on the following five items of business at the Annual Meeting:

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  The election of eleven (11) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

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  The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 29, 2012;

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  An Advisory Vote on Executive Compensation; and

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  Two (2) shareholder proposals.

        We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

        Our Board of Directors recommends that you vote your shares:

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  "FOR" each of the nominees named in this proxy statement for election to the Board;

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  "FOR" the ratification of the selection of KPMG LLP as our independent auditors;

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  "FOR" the proposal regarding an advisory vote on executive compensation; and

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  "AGAINST" the two (2) shareholder proposals.

How do I vote before the Annual meeting?

        There are three ways to vote before the meeting:

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  By Internet—If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;

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  By telephone—by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

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  By mail—If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

        If you are a participant in the Direct Stock Purchase Plan, the administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from you.

        If you are a participant in the YUM! Brands 401(k) Plan ("401(k) Plan"), the trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from participants.

        Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2012. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Daylight Saving Time, on May 15, 2012.

        Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. ("Broadridge") that offers telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge's voting Web site (www.proxyvote.com). Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2012.

Can I vote at the Annual Meeting?

        Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

        You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

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  Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;

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  Voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2012;

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  Giving written notice to the Secretary of the Company prior to the Annual Meeting; or

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  Voting again at the Annual Meeting.

        Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

        Representatives of American Stock Transfer and Trust Company, LLC will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

        If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

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  FOR the election of the eleven (11) nominees for director named in this proxy statement (Item 1);

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  FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2012 (Item 2);

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  FOR the proposal regarding an advisory vote on executive compensation (Item 3); and

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  AGAINST the shareholder proposals (Items 4-5).

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, LLC, which may be reached at 1(888) 439-4986.

Will my shares be voted if I do not provide my proxy?

        Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters.

        The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2012 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered "routine" under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote."

How many votes must be present to hold the Annual Meeting?

        Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of YUM common stock, as of March 19, 2012, must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

        You may vote "FOR" each nominee or "AGAINST" each nominee, or "ABSTAIN" from voting on one or more nominees. Unless you mark "AGAINST" or "ABSTAIN" with respect to a particular nominee or nominees or for all nominees, your proxy will be voted "FOR" each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of "FOR" votes exceeds the number of "AGAINST" votes. Abstentions will be counted as present but not voted. Full details of the Company's majority voting policy are set out in our Corporate Governance Principles at www.yum.com/investors/governance/principles.asp and at page 8 under "What Other Significant Board Practices does the Company have?—Majority Voting Policy."

How many votes are needed to approve the other proposals?

        The ratification of the selection of KPMG LLP as our independent auditors, the approval of the compensation of our named executive officers and approval of each of the two shareholder proposals must receive the "FOR" vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote "FOR", "AGAINST" or "ABSTAIN." Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals.

When will the Company announce the voting results?

        The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

        As of the date of this proxy statement, our management knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

GOVERNANCE OF THE COMPANY

        The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board's responsibilities to shareholders. The Board believes that its practices align management and shareholder interests. Highlights of our corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

        Our Board of Directors presently consists of 13 directors whose terms expire at this Annual Meeting. Robert Holland and Kenneth Langone will be retiring and are not standing for re-election at the Annual Meeting.

        As discussed in more detail later in this section, the Board has determined that 11 of the 13 current directors and nine of the 11 continuing directors are independent under the rules of the New York Stock Exchange ("NYSE").

How often did the Board meet in fiscal 2011?

        The Board of Directors met six times during fiscal 2011. Each director attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that were held during the period he or she served as a director.

What is the Board's policy regarding director attendance at the Annual Meeting of Shareholders?

        The Board of Director's policy is that all directors should attend the Annual Meeting and ten of the Company's 12 directors attended the 2011 Annual Meeting.

How does the Board select nominees for the Board?

        The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee's charter provides that it may retain a third-party executive search firm to identify candidates from time to time. The Committee retained the search firm Russell Reynolds in 2011 to assist it in identifying candidates.

        In accordance with our Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Committee's assessment of a proposed candidate will include a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Board does not have a specific policy regarding director diversity. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any. In connection with this evaluation, it is expected that each Committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

        We believe that each of our directors has met the guidelines set forth in the Governance Principles. As noted in the director biographies that follow this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively.

        Mirian Graddick-Weir was appointed to the Board of Directors by our Board effective January 26, 2012. She is standing for election to the Board by our shareholders for the first time. The full Board is recommending her election as a director.

        For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM's Corporate Secretary. To make a director nomination at the 2013 Annual Meeting, a shareholder must notify YUM's Secretary no later than February 18, 2013. Notices should be sent to: Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The nomination must contain the information described on page 80.

What is the Board's Leadership Structure?

        The Company's Corporate Governance Principles provide that the CEO may also serve as Chairman of the Board, and our CEO, David Novak, serves as Chairman of the Board of the Company. The Board believes that combining these positions serves the best interests of the Company at this time. The Board believes that by serving as both Chairman and CEO, Mr. Novak is positioned to use his in-depth knowledge of our industry, our global business and its challenges as well as our key constituents including employees, franchisees and business partners to provide the Board with the leadership needed to set Board agendas, strategic focus and direction for the Company. Mr. Novak's combined role as Chairman and CEO also ensures that the Company presents its message and strategy to shareholders, employees, customers, franchisees and business partners with a unified voice. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

        The Nominating and Governance Committee reviews the Board's leadership structure annually together with an evaluation of the performance and effectiveness of the Board of Directors. In 2011, the Nominating and Governance Committee concluded that the current leadership structure of the Board enables it to fully satisfy its role of independent oversight of management and the Company. In making this determination, the Nominating and Governance Committee's review included an assessment of the effectiveness of the roles played by the presiding director and our independent Committee Chairs, the openness of the communications between the directors and Mr. Novak, the responsiveness of Mr. Novak to issues raised by directors, and the overall quality and focus of Board meetings. In addition, to assure effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company's Governance Policies and Ethical Guidelines?

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  Board Committee Charters.  The Audit, Management Planning and Development and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance, as well as comply with the Sarbanes-Oxley Act of 2002 and the rules issued thereunder, including the requirements of the NYSE. Each charter is available on the Company's Web site at www.yum.com/investors/governance/charters.asp.

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  Corporate Governance Principles.  The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines as amended are available on the Company's Web site at www.yum.com/investors/governance/principles.asp.

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  Code of Ethics.  YUM's Worldwide Code of Conduct was adopted to emphasize the Company's commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company's Web site at www.yum.com/investors/governance/conduct.asp. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this Web site.

What other Significant Board Practices does the Company have?

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  Private Executive Sessions.  Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the presiding director. Our independent directors meet in executive session at least once per year.

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  Role of Presiding Director.  Our corporate governance guidelines require the election, by the independent directors, of a presiding director. Unless the Board provides otherwise, the presiding director for each calendar year will be the chair of one of our committees that consist solely of independent directors, who will rotate as presiding director on a calendar year basis. In 2011, Thomas Ryan served as the presiding director. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the presiding director is responsible for:

  (a)
  Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairman is not present, and advising the Chairman and CEO of any decisions reached or suggestions made at any executive session,

  (b)
  Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,

  (c)
  If requested by major shareholders, being available for consultations and direct communication,

  (d)
  Serving as a liaison between the Chairman and the independent directors, and

  (e)
  Calling special meetings of the independent directors.

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  Advance Materials.  Information and data important to the directors' understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

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  Board and Committees' Evaluations.  The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board's contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.

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  Majority Voting Policy.  Our Articles of Incorporation require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes "for" his or her election in excess of the number of votes "against." The Company's Corporate Governance Principles further provide that any incumbent director who does not receive a majority of "for" votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board's acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board's decision will be publicly disclosed.

What access do the Board and Board committees have to Management and to Outside Advisors?

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  Access to Management and Employees.  Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

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  Access to Outside Advisors.  The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

What is the Board's role in risk oversight?

        The Board maintains overall responsibility for overseeing the Company's risk management. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee and to the Management Planning and Development Committee. The Audit Committee engages in substantive discussions of risk management at its regular committee meetings held during the year. At these meetings, it receives functional risk review reports covering significant areas of risk from senior managers responsible for these functional areas, as well as receiving reports from the Company's Chief Auditor. Our Chief Auditor reports directly to the Chairman of the Audit Committee and our Chief Financial Officer. The Audit Committee also receives reports at each meeting regarding legal and regulatory risks from management. The Audit Committee provides a summary to the full Board at each regular Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting. In addition, our Management Planning and Development Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

Has the Company conducted a risk assessment of its compensation policies and practices?

        As stated in the Compensation Discussion and Analysis at page 39, the philosophy of our compensation programs is to reward performance by designing pay programs at all levels that align team performance, individual performance, customer satisfaction and shareholder return, emphasize long-term incentives and require executives to personally invest in Company stock.

        In 2012, the Management Planning and Development Committee of the Board of Directors oversaw the performance of a risk assessment of our compensation programs for all employees to determine whether they encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based on this review, the Committee concluded that our compensation policies and practices do not encourage our employees to take unnecessary or excessive risks.

        As part of this assessment, the Committee concluded that the following policies and practices of the Company's cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

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  Our compensation system is balanced, rewarding both short term and long term performance.

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  Long term Company performance is emphasized. The majority of incentive compensation for the top level employees is associated with the long term performance of the Company.

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  The annual incentive target setting process is closely linked to the annual financial planning process and supports the Company's overall strategic plan.

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  Compensation is primarily determined by results of the business.

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  Financial performance which determines employee rewards is closely monitored by and certified by the Audit Committee and the full Board.

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  Compensation performance measures are set for each division and YUM, are transparent and are tied to multiple measurable factors, none of which exceeds a 50% weighting. The measures are both apparent to shareholders and drivers of their returns.

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  Strong stock ownership guidelines for approximately 600 senior employees are enforced (discussed further at page 52).

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  We have implemented a compensation recovery or "clawback" policy (discussed further at page 54).

How does the Board determine which directors are considered independent?

        The Company's Corporate Governance Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Principles can be found on the Company's Web site (www.yum.com/investors/governance/principles.asp).

        Pursuant to the Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

        As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the rules of the NYSE, with the exception of David Novak and Jing-Shyh S. Su. Mr. Novak and Mr. Su are not considered independent directors because of their employment by the Company.

        In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Dorman, Ferragamo, Grissom, Holland, Langone, Linen, Nelson, Ryan and Walter and Mses. Graddick-Weir and Hill had no other relationship with the Company other than their relationship as director.

How do shareholders communicate with the Board?

        Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors' review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate.

Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Audit Committee Chairperson and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Management Planning and Development Committee matters are referred to the Chairperson of the Management Planning and Development Committee.

What are the Company's Policies on Reporting of Concerns Regarding Accounting?

        The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Christian Campbell. If any person believes that he or she should communicate with our Audit Committee Chair, J. David Grissom, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting The Network at 1 (800) 241-5689. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our Web site at www.yum.com/investors/governance/complaint.asp.

What are the committees of the Board?

        The Board of Directors has standing Audit, Management Planning and Development, Nominating and Governance and Executive/Finance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2011

Audit: J. David Grissom, Chair Robert Holland, Jr. Kenneth G. Langone Jonathan S. Linen Thomas C. Nelson

•

Possesses sole authority regarding the selection and retention of independent auditors

•

Reviews and has oversight over the Company's internal audit function

•

Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors

•

Reviews the independence, qualification and performance of the independent auditors

•

Reviews the adequacy of the Company's internal systems of accounting and financial control

•

Reviews the annual audited financial statements and results of the audit with management and the independent auditors

•

Reviews the Company's accounting and financial reporting principles and practices including any significant changes

•

Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company's Worldwide Code of Conduct and Policy on Conflicts of Interest

9

•

Discusses with management the Company's policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled "What is the Board's Role in Risk Oversight" set forth on page 9.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Grissom, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Grissom has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2011

Management Planning and Development: Thomas M. Ryan, Chair David W. Dorman Massimo Ferragamo Bonnie Hill Robert Walter	• Oversees the Company's executive compensation plans and programs and reviews and recommends changes to these plans and programs • Monitors the performance of the chief executive officer and other senior executives in light of corporate goals set by the Committee • Reviews and approves the compensation of the chief executive officer and other senior executive officers • Reviews management succession planning	4

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2011

Nominating and Governance: Robert Walter, Chair David W. Dorman Massimo Ferragamo Bonnie Hill Thomas M. Ryan	• Identifies and proposes to the Board suitable candidates for Board membership • Advises the Board on matters of corporate governance • Reviews and reassesses from time to time the adequacy of the Company's Corporate Governance Principles • Receives comments from all directors and reports annually to the Board with assessment of the Board's performance • Prepares and supervises the Board's annual review of director independence	5

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2011

Executive/Finance: David C. Novak, Chair J. David Grissom Kenneth G. Langone	• Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session	—

How are directors compensated?

        Employee Directors.    Employee directors do not receive additional compensation for serving on the Board of Directors.

        Non-Employee Directors Annual Compensation.    The annual compensation for each director who is not an employee of YUM is discussed under "Director Compensation" beginning on page 73.

What are the Company's policies and procedures with respect to related person transactions?

        The Board of Directors has adopted policies and procedures for the review of related person transactions.

        Under these policies and procedures, the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Committee's review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

        Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

        After its review, the Nominating and Governance Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $100,000. These transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company's total revenues and the related person is not an executive officer of the other company.

Does the Company require stock ownership by directors?

        Yes, the Company requires stock ownership by directors. The Board of Directors expects non-management directors to hold a meaningful number of shares of Company common stock and expects non-management directors to retain shares acquired as compensation as a director until at least 12 months following their departure from the Board. YUM directors receive a significant portion of their annual compensation in stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our shareholders.

How much YUM stock do the directors own?

        Stock ownership information for each director nominee is shown in the table on page 32.

Does the Company have stock ownership guidelines for Executives and Senior Management?

        The Management Planning and Development Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 52. The Company has maintained an ownership culture among its executive and senior managers since its formation. All executive officers, and substantially all members of senior management, hold stock well in excess of the guidelines.

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 1: ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

Who are this year's nominees?

        The eleven (11) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2013 Annual Meeting and until their respective successors are elected and qualified are provided below. The biographies of each of the nominees below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

        Information about the number of shares of common stock beneficially owned by each director appears beginning on page 31 under the heading "Stock Ownership Information." See also "Certain Relationships and Related Transactions." There are no family relationships among any of the directors and executive officers of the Company. Director ages are as of the Annual Meeting date.

David W. Dorman Age 58 Director since 2005 Non-Executive Chairman, CVS Caremark Corporation	David W. Dorman is the Non-Executive Chairman of the Board of CVS Caremark Corporation, a position he has held since May 2011. Until May 2011, he was the Non-Executive Chairman of Motorola Solutions, Inc. (formerly known as Motorola Inc.), a leading provider of business and mission critical communication products and services for enterprise and government customers. He served as Non-Executive Chairman of the Board of Motorola, Inc. from May 2008 until the separation of its mobile devices and home businesses in January 2011. From October 2006 to May 2008, he was Senior Advisor and Managing Director to Warburg Pincus, a global private equity firm. From November 2005 until January 2006, he was President of AT&T Inc., a company that provides Internet and transaction-based voice and data services (formerly known as SBC Communications). He was Chairman of the Board and Chief Executive Officer of the company previously known as AT&T Corp. from November 2002 until November 2005. Prior to this, he was President of AT&T Corp. from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by AT&T Corp. and British Telecommunications plc, from 1999 to 2000.
Mr. Dorman serves on the board of Motorola Solutions, Inc. and Georgia Tech Foundation. He served as a director of AT&T Corp. from 2002 to 2006.

Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chief executive officer of global telecommunications-related businesses
• Expertise in finance, strategic planning and public company executive compensation
• Public company directorship and committee experience
• Independent of Company
Massimo Ferragamo Age 54 Director since 1997 Chairman, Ferragamo USA, Inc.
Massimo Ferragamo is Chairman of Ferragamo USA, Inc., a subsidiary of Salvatore Ferragamo Italia, which controls sales and distribution of Ferragamo products in North America. Mr. Ferragamo has held this position since 1985. Mr. Ferragamo has served as a director of Birks & Mayors, Inc. from 2005 until 2007.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chairman of international sales and distribution business
• Expertise in branding, marketing, sales and international business development
• Public company directorship and committee experience
• Independent of Company
Mirian M. Graddick-Weir Age 57 Director since January 2012 Executive Vice President Human Resources Merck & Co., Inc.
Mirian M. Graddick-Weir serves as Executive Vice President of Human Resources for Merck & Co., Inc., a position she has held since 2008. From 2006 until 2008, she was Senior Vice President of Human Resources of Merck & Co., Inc. Prior to this position, she served as Executive Vice President of Human Resources and Employee Communications of AT&T Corp from 2004 to 2006. Ms. Graddick-Weir served as the Executive Vice President of Human Resources of AT&T Corp. from 1999 to 2004. Ms. Graddick-Weir has held various executive positions throughout her career with AT&T, which began in 1981. Ms. Graddick-Weir is a director of Harleysville Group Inc.
Ms. Graddick-Weir is standing for election to the Board for the first time. The Board of Directors recommended her nomination.
Specific qualifications, experience, skills and expertise:
• Management experience, including as executive vice president of human resources for a pharmaceutical company and a global communications services provider
• Expertise in global human resources, corporate governance and public company compensation
• Public company directorship and committee experience
• Independent of Company

J. David Grissom Age 73 Director since 2003 Chairman, Mayfair Capital, Inc. Chairman, The Glenview Trust Company
J. David Grissom is Chairman of Mayfair Capital, Inc., a private investment firm formed by Mr. Grissom in 1989. In addition, Mr. Grissom has been Chairman of The Glenview Trust Company, a private trust and investment management company, since 2001. From 1973 to 1989, he held various senior positions, including Chairman and CEO of Citizens Fidelity Bank & Trust and Vice Chairman of its successor, PNC Financial Corp. He served as a director of Churchill Downs Incorporated from 1979 to 2010.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chairman of private investment firms and chief executive officer of a financial institution
• Expertise in finance, accounting and public company leadership
• Public company directorship and committee experience
• Independent of Company
Bonnie G. Hill Age 70 Director since 2003 President, B. Hill Enterprises LLC
Bonnie G. Hill is President of B. Hill Enterprises LLC, a consulting company. She has held this position since July 2001. She is also co-founder of Icon Blue, Inc., a brand marketing company. She served as President and Chief Executive Officer of Times Mirror Foundation, a charitable foundation affiliated with the Tribune Company from 1997 to 2001 and Senior Vice President, Communications and Public Affairs, of the Los Angeles Times from 1998 to 2001. From 1992 to 1996, she served as Dean of the McIntire School of Commerce at the University of Virginia. Ms. Hill currently serves as a director of AK Steel Holding Corporation, The Home Depot, Inc., California Water Service Group and The Rand Corporation. She serves as the Lead Director of the Board of Directors of The Home Depot, Inc. She also served on the boards of Hershey Foods Corporation from 1993 to 2007 and Albertson's, Inc. from 2002 to 2006.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as president of a consulting firm and as dean of the school of commerce at a large public university
• Expertise in corporate governance, succession planning and public company compensation
• Public company directorship and committee experience
• Independent of Company

Jonathan S. Linen Age 68 Director since 2005 Advisor to the Chairman of American Express Company
Jonathan S. Linen has been an advisor to the Chairman of American Express Company, a diversified worldwide travel and financial services company, since January 2006. From August 1993 until December 2005, he served as Vice Chairman of American Express Company. From 1992 to 1993, Mr. Linen served as President and Chief Operating Officer of American Express Travel Related Services Company, Inc. From 1989 to 1992, Mr. Linen served as President and Chief Executive Officer of Shearson Lehman Brothers. Mr. Linen is a director of Modern Bank, N.A. and The Intercontinental Hotels Group.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as president and chief executive officer of global travel-related services company
• Expertise in finance, marketing and international business development
• Public company directorship and committee experience
• Independent of Company
Thomas C. Nelson Age 49 Director since 2006 Chairman, Chief Executive Officer and President, National Gypsum Company
Thomas C. Nelson has served as the President and Chief Executive Officer of National Gypsum Company, a building products manufacturer, since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum Company. He is also a General Partner of Wakefield Group, a North Carolina based venture capital firm. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. He also serves as a director of Belk, Inc. and Carolinas Healthcare System.
Specific qualifications, experience, skills and expertise:
• Operational and management experience, including as president and chief executive officer of a building products manufacturer
• Senior government experience as Assistant to the Secretary of the United States Defense Department and as a White House Fellow
• Expertise in finance, strategic planning, business development and retail business
• Public company directorship and committee experience
• Independent of Company

David C. Novak Age 59 Director since 1997 Chairman, Chief Executive Officer and President, YUM
David C. Novak has been Chairman of the Board since 2001, and Chief Executive Officer of YUM since 2000. He also serves as President of YUM, a position he has held since October 21, 1997. Mr. Novak previously served as Group President and Chief Executive Officer, KFC and Pizza Hut from August 1996 to July 1997, at which time he became acting Vice Chairman of YUM. He is also a director of JPMorgan Chase & Co. and Friends of World Food Program.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chairman and chief executive officer of the Company
• Expertise in strategic planning, global branding, franchising, and corporate leadership
• Public company directorship and committee experience
Thomas M. Ryan Age 59 Director since 2002 Former Chairman and CEO, CVS Caremark Corporation
Thomas M. Ryan is the former Chairman and Chief Executive Officer of the Board of CVS Caremark Corporation ("CVS"), a pharmacy healthcare provider. He served as Chairman from April 1999 to May 2011. He was Chief Executive Officer of CVS from May 1998 to February 2011 and also served as President from May 1998 to May 2010. Mr. Ryan serves on the board of Five Below, Inc. and is an Operating Partner of Advent International. Mr. Ryan was a director of Reebok International Ltd from 1998 to 2005 and Bank of America Corporation from 2004 to 2010.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chief executive officer of global pharmacy healthcare business
• Expertise in finance, strategic planning and public company executive compensation
• Public company directorship and committee experience
• Independent of Company
Jing-Shyh S. Su Age 59 Director since 2008 Vice Chairman, Yum! Brands, Inc. Chairman and Chief Executive Officer of YUM's China Division
Jing-Shyh S. Su has been Vice Chairman of the Board since 2008. He is also Chairman and Chief Executive Officer of YUM's China Division, a position he has held since May 2010. From 1997 to May 2010, he was President of YUM's China Divison. Prior to this position, he was the Vice President of North Asia for both KFC and Pizza Hut.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as president of the Company's China division
• Expertise in marketing and brand development
• Expertise in strategic planning and international business development

Robert D. Walter Age 66 Director since 2008 Founder and Retired Chairman/ CEO Cardinal Health, Inc.
Robert D. Walter is the founder of Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement from Cardinal Health, he served as Executive Director from November 2007 to June 2008. From April 2006 to November 2007, he served as Executive Chairman of the Board of Cardinal Health. From 1979 to April 2006, he served as Chairman and Chief Executive Officer of Cardinal Health. Mr. Walter also serves as a director of American Express Company and Nordstrom, Inc. From 2000 to 2007, he was a director of CBS Corporation and its predecessor, Viacom, Inc.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chief executive officer, of global healthcare and service provider business
• Expertise in finance, business development, business integrations, financial reporting, compliance and controls
• Public company directorship and committee experience
• Independent of Company

        If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2013 Annual Meeting of Shareholders and until their respective successors have been elected and qualified. Based on the recommendation of the Nominating and Governance Committee, all of the aforementioned nominees are standing for reelection except for Mirian Graddick-Weir, who is standing for election for the first time.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE FOR THE ELECTION OF THESE NOMINEES.

What if a nominee is unwilling or unable to serve?

        That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

        A nominee will be elected as a director if the number of "FOR" votes exceeds the number of "AGAINST" votes.

        Our policy regarding the election of directors can be found in our Corporate Governance Principles at www.yum.com/investors/governance/principles.asp and at page 8 under "What other Significant Board Practices does the Company have?—Majority Voting Policy."

ITEM 2: RATIFICATION OF INDEPENDENT AUDITORS
(Item 2 on the Proxy Card)

What am I voting on?

        A proposal to ratify the selection of KPMG LLP ("KPMG") as our independent auditors for fiscal year 2012. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2011, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

        Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE FOR APPROVAL OF THIS PROPOSAL.

What were KPMG's fees for audit and other services for fiscal years 2011 and 2010?

        The following table presents fees for professional services rendered by KPMG for the audit of the Company's annual financial statements for 2011 and 2010, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2011 and 2010.

	2011	2010
Audit fees(1)	$5,700,000	$5,000,000
Audit-related fees(2)	300,000	300,000

Audit and audit-related fees	6,000,000	5,300,000
Tax fees(3)	1,000,000	500,000
All other fees	—	—

Total fees	$7,000,000	$5,800,000

(1)
Audit fees for 2011 and 2010 include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports, audits of the effectiveness of the Company's internal controls over financial reporting, statutory audits and services rendered in connection with the Company's securities offerings.

(2)
Audit-related fees for 2011 and 2010 included audits of financial statements of certain employee benefit plans, agreed upon procedures and other attestations.

(3)
Tax fees for 2011 and 2010 consisted principally of fees for international tax compliance and tax audit assistance.

What is the Company's policy regarding the approval of audit and non-audit services?

        The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee's pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members, and has currently delegated pre-approval authority up to certain amounts to its Chairperson.

        Pre-approvals for services are granted at the January Audit Committee meeting each year. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must be pre-approved.

        The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chairperson of the Audit Committee.

        The complete policy is available on the Company's Web site at www.yum.com/investors/governance/media/gov_auditpolicy.pdf.

ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 3 on the Proxy Card)

What am I voting on?

        As required by SEC rules, we are asking shareholders to approve the 2011 compensation to the Company's named executive officers as described in the "Executive Compensation" section of this proxy statement beginning on page 34.

        Shareholders are urged to read the Compensation Discussion and Analysis ("CD&A") as well as the Summary Compensation Table and related compensation tables and narratives, which discuss how our compensation policies are designed to support our business objectives. In deciding how to vote on this proposal, the Board urges you to consider the following:

  •
  Shareholders Overwhelmingly Approved Our Executive Compensation Program Last Year.  Over 94% of shareholder votes were cast in favor of our executive compensation program last year. This support and our strong shareholder returns confirm the effectiveness of our compensation program.

  •
  Same Compensation Program for over 10 Years.  The executive compensation program embraced by YUM has largely been in place for over 10 years. Sometimes our programs have been in vogue with prevailing market practices, sometimes not. We have stayed the course because it has worked for our shareholders and has enabled us to effectively compete for the best talent.

  •
  Our Goal.  To provide an executive compensation program that attracts, rewards and retains the talented leaders necessary to enable our Company to succeed in the highly competitive markets in which we operate, while maximizing shareholder returns.

  •
  Our Program is Strongly Aligned with Shareholders Interests.  A majority of total compensation is based on performance and, in particular, the creation of shareholder value.

  •
  Performance-Based Compensation Elements

  •
  Annual Bonus.    The annual bonus program is tied to key financial metrics that are long-term drivers of shareholder value—growth in EPS, operating profit at the business unit level, same store sales and new store growth.

  •
  Long Term Incentives.    In 2011, 63% of our CEO's targeted pay and 47% of our other NEOs targeted pay was in the form of long term incentives that is predominantly denominated in stock appreciation rights ("SARs")/stock options These percentages are consistent with prior years. SARs/stock options are a critical performance-based tool and the rationale for granting them is simple—management is motivated to create value for shareholders because they stand to share in that value creation; alternatively and just as importantly, if value is not created, then there is nothing to share. These awards combined with our stock ownership requirements emphasize alignment with the long term interests of our shareholders and we believe, therefore, are highly performance based.

  •
  Our Peer Group.  We benchmark compensation against a peer group made up of a robust cross-section of retail, hospitality and nondurable consumer product companies many with a global presence similar to YUM (see page 43). The selection of companies for the peer group is made by our Management Planning and Development Committee with the assistance of their independent consultant and is reflective of the market in which we compete for executive talent.

  •
  Strong Shareholder Return.  We believe our approach is not only aligned with but has been a driver of superior total shareholder return over the short term and long term. The graph below illustrates the Company's total shareholder return as compared to our peer group at the median and the top 25% of our peer group as well as the S&P 500 Stock Index for the 10 year period ending December 31, 2011.

    Total Shareholder Return

*
Represents average performance of the top 25% of peer group for 10 year period.

•
Ownership Guidelines.  Our executives are subject to strong stock ownership guidelines and are prohibited from hedging against the economic risk of such ownership. (page 52)

•
No Employment Agreements.  Our named executive officers do not have employment agreements or guaranteed bonuses.

•
Clawbacks.  Our compensation recovery ("clawback") policy gives our Board discretion to recover incentive compensation paid to senior management in the event of a restatement of our financial statements due to misconduct. (page 54)

  Alternative Perspectives to be Rejected

        There are organizations that have taken it upon themselves to measure the alignment between pay and performance at our and other companies. Their purpose, of course, is laudable but their methodology is flawed in several respects and indeed if adopted could undercut the effectiveness of the model created here at YUM. Specifically, their methodology advocates the following:

  1.
  A comparator group based largely on a rigid formula and includes companies which have little or no relevance to YUM;

  2.
  Lending no importance or relevance to the substantial and vital role of the franchising nature of YUM in gauging the size and complexity of our business and, therefore, the talent we must develop, attract and compete for and therefore, the appropriate comparator group;

  3.
  That SARs/stock options are not performance-based pay and consequently that creating shareholder value is not deemed to be "performance" a notion substantially out of sync with practitioners and most investors; and

  4.
  Giving consideration to pension increases that are driven by discount rate changes over which the Company has no control.

We strongly believe these positions are flawed and should not be accepted as a viable approach to evaluating the alignment between pay and performance.

        Accordingly, we ask our shareholders to vote in favor of the following resolution at the Annual Meeting:

          RESOLVED, that the shareholders approve the compensation awarded to our named executive officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company's compensation program.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR APPROVAL OF THIS PROPOSAL.

ITEM 4: SHAREHOLDER PROPOSAL REGARDING INDEPENDENT CHAIRMAN
(Item 4 on the Proxy Card)

What am I voting on?

        International Brotherhood of Teamsters General Fund has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request.

        RESOLVED:    The shareholders of Yum! Brands, Inc. (the "Company") urge the Board of Directors to adopt a policy that the Board's chairman be an independent director. The policy should be implemented so as not to violate any contractual obligation and should specify: (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

        SUPPORTING STATEMENT:    It is the responsibility of the Board of Directors to protect shareholders' long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the position of Chairman is critical in shaping the work of the Board.

        In our opinion, a Board of Directors is less likely to provide rigorous independent oversight of management if the Chairman is the CEO, as is the case with our company. CEO David C. Novak has served as both Chairman and CEO since January 2001.

        We believe that having a board chairman who is independent of the Company and its management is a governance practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

        According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), "The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board." (Chairing the Board: The Case for Independent Leadership in Corporate North America, 2009)

        An NACD Blue Ribbon Commission on Directors' Professionalism recommended several years ago that an independent director should be charged with "organizing the board's evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises." A blue-ribbon report from The Conference Board echoed that sentiment a few years later.

        A number of institutional investors believe that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees' Retirement System's Global Principles of Accountable Corporate Governance recommends that a Company's board should generally be chaired by an independent director, as does the Council of Institutional Investors.

        We thus believe that an independent director serving as chairman can help ensure the functioning of an effective board.

        We urge you to vote FOR this resolution.

 MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

The Board of Directors recommends that shareholders vote AGAINST this proposal.

What is the Company's position regarding this proposal?

        The proposal seeks to separate the roles of Chairman of the Board and Chief Executive Officer and requests that the Board Chairman be an independent director who has not previously served as an executive officer of the Company. The Company does not support the proposal.

        Our Board approaches its work with the belief that good corporate governance and accountability to shareholders are not only marks of good management, but critical to a successful enterprise. We are strongly supportive of advancing appropriate and effective corporate governance mechanisms to enhance long-term shareholder value.

        For example, we have instituted annual election of Directors; instituted a majority vote by-law in uncontested Director elections; require shareholder approval of certain executive severance agreements; provide Directors full and unrestricted access to management and employees; and provide for an independent Presiding Director. Furthermore, the independent members of the Board, led by our Presiding Director, regularly meet without management present to consider Company matters, including the performance of the CEO.

        Our governance practices include designating an independent director to act as Presiding Director. The Presiding Director presides over all meetings of non-employee Directors, at which the Chairman and Chief Executive Officer is not present, approves in advance Board meeting agendas, schedules and information provided to the directors and performs other duties as determined by the non-employee Directors, as described at page 8 of this proxy statement.

        While the Presiding Director is a key element to the effective functioning of our Board, it is important to note that the strong leadership of all of our independent Directors serves our shareholders very well by effectively overseeing management and providing rigorous oversight on strategy, risk and integrity. All Directors play an active role in overseeing the Company's business both at the Board level and through the Board's Committees. Our Directors are skilled and experienced leaders in business. Most serve or have served as CEOs or members of senior management of Fortune 500 companies or in investment banking.

Why does the Company oppose the proposal?

        As discussed under the heading "What is the Board's Leadership Structure" at page 7, the Board believes that the consistency in the leadership provided by one person serving as its Chairman and CEO, together with our independent Board committees, our independent Presiding Director and our other good governance practices, currently provide the most effective Board leadership structure for our Company. This leadership structure provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company.

        By preserving the Board's flexibility to select the best person to serve as Chairman of the Board, the Board can make changes in the Company's leadership structure when and if it believes circumstances so warrant and shareholder interests would be better served by a different leadership structure.

        The combined roles of Chairman and CEO have served the Company's shareholders well for many years, and we believe that combining the roles continues to be the appropriate leadership structure for the Company. This flexibility to select the appropriate structure based on the specific needs of the business is critical, and it is part of the judgment a board should exercise. We believe that a specifically defined approach that ties the Board's hands will not serve shareholders well over time.

        We encourage shareholders to learn more about our Company's governance practices at our website, www.yum.com, and at page 6 of the proxy.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

ITEM 5: SHAREHOLDER PROPOSAL RELATING TO PALM OIL
(Item 5 on the Proxy Card)

What am I voting on?

        Trillium Asset Management has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request.

Whereas:

        The environmental and social impacts of palm oil, an ingredient in our Company's supply chain, make it highly controversial. Accordingly, we believe the Company's failure to procure certified sustainable palm oil is a brand risk, to both our Company's reputation and long-term to the security of supply.

        Approximately 85% of palm oil is grown in Indonesia and Malaysia, much of it on industrial plantations. According to the Union of Concerned Scientists, palm oil plantations are a large source of greenhouse gas emissions (GHGs) because they are often established on land converted from swamp forests ("The Root of the Problem: What's Driving Palm Oil Today, Ucsusa.org, June 2011).

        Due to high levels of continuing deforestation and the burning of peat lands in land clearance, Indonesia is now the 3rd largest emitter of GHGs globally. A 2010 report commissioned by Indonesia's National Development Planning Agency found that the conversion of peat lands alone accounts for 50 percent of Indonesia's GHG emissions but only 1% of GDP. ("Indonesian Government Report Recommends Moratorium on Peatlands Conversion," Mongabay, January 19, 2010) Agricultural expansion, much of it for palm oil production, can be better managed by using other land types than standing forest.

        Palm oil plantations that are not sustainably managed have been shown to destroy habitats of endangered species, such as the orangutan (UNEP-WCMC.org). Consumers have demonstrated concern for orangutan welfare by campaigning against companies that have failed to source sustainable palm oil. Failure to manage the reputational risk of deforestation in supply chains has been disruptive for a number of high profile brands including Mattel and Nestle.

        The Roundtable for Sustainable Palm Oil was formed in 2004 to address the social and environmental concerns associated with palm oil production and promote sustainable palm oil products. Leading companies have committed to source only certified sustainable palm oil by 2015, including SC Johnson, Wal-Mart, General Mills, McDonalds, Mars, Nestle and Unilever. Our company has not made such a commitment and we believe has not addressed the risks described above.

        RESOLVED:    Shareholders request that the board of directors adopt and implement a comprehensive sustainable palm oil policy.

        Supporting Statement:    We believe that in order to effectively address this issue, the Company should adopt a policy that includes:

  •
  a target date for sourcing 100% Certified Sustainable Palm Oil or for purchasing GreenPalm certificates covering 100% of sourced palm oil,

  •
  plans to verify suppliers' compliance with the policy,

  •
  supporting a moratorium on palm oil expansion in rainforests and peatlands, and

  •
  a commitment to disclose the company's progress on this issue.

 MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

The Board of Directors recommends that shareholders vote AGAINST this proposal.

What is the Company's position regarding this proposal?

        The Company opposes the proposal. As a global citizen, the Company recognizes its responsibility to use environmental resources wisely. For this reason, the Company demonstrates an ongoing commitment to responsible sourcing, including with respect to agricultural resources like palm oil. In fact, the vast majority of the restaurants in Yum's system do not use palm oil, and of those that do, most is sustainably sourced. Indeed, many of our markets purchasing palm oil do so from suppliers that adhere to the principles of the Roundtable on Sustainable Palm Oil.

        The Company continues to proactively discontinue or diminish its use of palm oil where possible. Where we purchase any palm oil, we work to ensure we are in compliance with all applicable laws and regulations. Further, the Company requires its suppliers to adhere to all laws and regulations associated with sourcing and purchasing on behalf of the Company. To this end, as described more fully in the Company's 2010 Corporate Social Responsibility Report (located on the Company's website at www.yum.com/CSR), our suppliers must submit to regular audits conducted by third party auditors and trained Company field personnel to ensure such compliance.

Why does the Company oppose the proposal?

        The Board does not believe it would be an efficient use of Company resources to adopt the palm oil policy suggested by the shareholder proponent. As discussed above, we have been proactive in seeking ways to diminish the environmental impact of our operations with respect to palm oil and engaging our supply chain partners. We will continue to monitor the issues described in the proponent's proposal and plan to make additional improvements in this area that demonstrate that we take the concerns of our shareholders seriously.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

        This table shows ownership information for the only YUM shareholder known by our management to be the owner of 5% or more of YUM common stock. This information is presented as of December 31, 2011, and is based on a stock ownership report on Schedule 13G filed by such shareholder with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Capital Research Global Investors* 333 South Hope Street Los Angeles, CA 90071	24,809,000	(1)	5.4%

*
A division of Capital Research and Management Company

(1)
The filing indicates sole voting and dispositive power for all 24,809,000 shares.

How much YUM common stock is owned by our directors and executive officers?

        This table shows the beneficial ownership of YUM common stock as of December 31, 2011 by

  •
  each of our directors,

  •
  each of the executive officers named in the Summary Compensation Table on page 57, and

  •
  all directors and executive officers as a group.

        Unless we note otherwise, each of the following persons and their family members has sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table hold in excess of one percent of the outstanding YUM common stock. Directors and executive officers as a group beneficially own approximately 2%. Our internal stock ownership guidelines call for the Chairman to own 336,000 shares of YUM common stock or stock equivalents. Guidelines for our other named executive officers call for them to own 50,000 shares of YUM common stock or stock equivalents within five years following their appointment to their current position.

        The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2011. Included are shares that could have been acquired within 60 days of December 31, 2011 through the exercise of stock options, stock appreciation rights or distributions from the Company's deferred compensation plans, together with additional underlying stock units as described in footnote 4 to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

	Beneficial Ownership
Name	Number of Shares Beneficially Owned(1)		Options/SARS Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total
David C. Novak	268,323		2,006,852	1,334,279	3,609,454	1,039,318	4,648,772
David W. Dorman	39,184		18,275	0	57,459	5,254	62,713
Massimo Ferragamo	46,394		23,781	43,130	113,305	27,291	140,596
Mirian M. Graddick-Weir(5)	0		0	0	0	0	0
J. David Grissom	89,956	(6)	23,269	2,055	115,280	0	115,280
Bonnie G. Hill	0		22,975	11,961	34,936	13,643	48,579
Robert Holland, Jr.	59,060		23,781	12,168	95,009	16,403	111,412
Kenneth G. Langone	650,490	(7)	7,799	21,398	679,687	19,481	699,168
Jonathan Linen	14,438	(8)	18,275	0	32,713	28,400	61,113
Thomas C. Nelson	0		10,841	0	10,841	28,254	39,095
Thomas M. Ryan	19,755	(9)	27,213	1,712	48,680	27,987	76,667
Robert D. Walter	52,003		4,792	0	56,795	15,707	72,502
Richard T. Carucci	25,918	(10)	522,727	0	548,645	129,259	677,904
Jing-Shyh S. Su	351,632	(11)	997,022	0	1,348,654	214,184	1,562,838
Graham D. Allan	490,517	(12)	960,816	242,636	1,693,969	0	1,693,969
Muktesh Pant	9,223		218,084	0	227,307	89,458	316,765
All Directors and Executive Officers as a Group (23 persons)	2,295,828		6,139,043	1,793,754	10,228,625	2,010,099	12,238,724

(1)
Shares owned outright. These amounts include the following shares held pursuant to YUM's 401(k) Plan as to which each named person has sole voting power:

•
Mr. Novak, 31,493 shares

•
Mr. Pant, 1,635 shares

•
all directors and executive officers as a group, 35,676 shares

(2)
The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to stock options and stock appreciation rights awarded under our employee or director incentive compensation plans. For stock options, we report shares equal to the number of options exercisable within 60 days. For SARs we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).

(3)
These amounts reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Directors Deferred Compensation Plan or our Executive Income Deferral Program. Amounts payable under these plans will be paid in shares of YUM common stock at termination of employment/directorship or within 60 days if so elected.

(4)
Amounts include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) other than at termination of employment or (b) after March 1, 2012. For Messrs. Novak and Su, amounts also include restricted stock units awarded in 2008 and 2010, respectively.

(5)
Ms. Graddick-Weir joined the Board effective January 26, 2012.

(6)
This amount includes 66,009 shares held in margin accounts or pledged. Of this amount, 26,000 are held in IRA accounts.

(7)
All shares are held in a margin account.

(8)
This amount includes 10,000 shares held in a trust.

(9)
All shares are held in a trust.

(10)
This amount includes 6,000 shares held in a trust.

(11)
This amount includes 278,361 shares held indirectly.

(12)
Of this amount, 477,822 of Mr. Allan's shares are pledged.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis ("CD&A") describes the principles of our executive compensation program, how we applied those principles in compensating our Named Executive Officers ("NEOs") for fiscal year 2011, and how our compensation program drives performance.

        In this CD&A, we first provide an executive summary of our program for fiscal 2011. We then describe our compensation philosophy and objectives of our executive compensation program and how the Management Planning and Development Committee (the "Committee") of our Board oversees our compensation program. We discuss the roles of the Committee's independent compensation consultant and management in the compensation process and describe how we determine each element of compensation. This CD&A also discusses how we set the challenging performance goals for our annual bonuses. We believe that our compensation program in 2011 and in prior years shows that we have closely linked pay to performance.

Executive Summary

Overview of 2011 Performance

        As we stated last year, the power of YUM is in our ability to deliver consistently strong results. That is why we are pleased to report that for 2011 we:

  •
  Achieved strong year-over-year growth in Earnings Per Share (excluding special items) ("EPS") of 14%—marking the tenth consecutive year that we exceeded our annual target of at least 10%

  •
  Grew worldwide system sales by 7% (prior to foreign currency translation)

  •
  Opened a record 1,561 new restaurants outside the United States—the eleventh straight year we have opened more than 1,000 new units

  •
  Grew operating profits by 4% (prior to special items and foreign currency translation)

  •
  Generated $1.32 billion in net income—a new high

  •
  Generated over $2.1 billion of cash from operations

  •
  Remained an industry leader with Return on Invested Capital of over 22%

  •
  Increased our annual dividend by 14%, marking the seventh consecutive year we increased our dividend at a double-digit rate since we initiated a dividend in 2004.

        Once again the overall performance of our global portfolio of leading brands delivered consistent double-digit EPS growth. Our shareholders also benefited from our strong year as our stock price increased from $49.66 to $59.01 during fiscal 2011—a return of 18.8%, excluding dividends.

Overview of Our Compensation Program and Consideration of Last Year's Shareholder Vote on Executive Compensation

        For 2011, the compensation program for the Company's NEOs is essentially the same program that has been in place for over 10 years. The program is highly performance based and the compensation of our NEOs reflects the Company's performance. We believe our programs are effectively designed, are in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. In determining executive compensation for 2011, the Committee considered the overwhelming shareholder support that the "Say-on-Pay" resolution received at our May 19, 2011 annual meeting of shareholders—over 94% of votes cast in favor of the advisory proposal to approve the compensation paid to our NEOs.

As a result of this strong support, the Committee decided to retain the same approach to executive compensation and will continue to consider shareholder feedback in the future.

        Our goal is to provide an executive compensation program that best serves the long-term interests of our shareholders. The Committee designed our compensation program to support our vision to be the Defining Global Company That Feeds the World, to enable our major growth strategies and to attract, reward and retain the talented leaders necessary to enable our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. We believe that our management team has been a key driver in YUM's strong performance over both the long and short term. Therefore, we intend to continue to provide a competitive compensation package to our NEOs and other executives, tie a significant portion of pay to performance and utilize components that best align the interests of our NEOs and other executives with those of our shareholders.

        The following is a summary of important aspects of our executive compensation program discussed later in this CD&A:

  •
  Key elements.  The key elements of our program are:

  •
  Base salary,

  •
  Annual performance-based cash bonuses, and

  •
  Long-term equity compensation consisting of stock options or stock-settled stock appreciation rights ("SARs") and performance share units ("PSUs").

  •
  Pay for Performance.  We emphasize pay-for-performance in order to align executive compensation with our business strategy and the creation of long-term shareholder value.

  •
  At-Risk Pay.  We emphasize variable (i.e., "at risk") pay tied to performance; however, we believe our program does not encourage excessive risk-taking by our NEOs or other executives.

  •
  Share Ownership Guidelines.  Our NEOs and other executives are subject to share ownership guidelines and are prohibited from hedging against the economic risk of such ownership.

  •
  No Employment Agreements or Guaranteed Bonuses.  Our NEOs and other executives do not have employment agreements or guaranteed bonuses.

  •
  Compensation Recovery Policy.  We have a compensation recovery policy that gives the Board discretion to recover incentive compensation paid to senior management in the event of a restatement of our financial statements due to misconduct.

  •
  Future Severance Policy.  We have a future severance policy that limits any future severance agreements with an NEO or other executive.

  •
  Change in Control Agreements.  We have change in control agreements with our NEOs to ensure continuity of management in the event of a prospective change in control of the Company.

  •
  Perquisites.  Effective in 2011, all perquisites except for those related to overseas service assignment benefits and personal use of corporate aircraft have been eliminated. (These are discussed at page 50).

Significant Majority of NEOs' Pay Tied to Performance

        Our annual compensation program has three primary elements: base salary, annual cash bonuses and long-term equity performance-based incentives. As the graph below shows, the performance-based incentives constitute by far the largest portion of target compensation for our NEOs:

CEO Target Pay Mix—2011

All Other NEOs Target Pay Mix—2011

2011 Compensation Program/Decisions

        For 2011, we highlighted four major growth strategies as drivers for earnings growth. The Company has communicated these same strategies to investors for several years. These strategies are:

  •
  Build Leading Brands in China in Every Significant Category

  •
  Drive Aggressive International Expansion and Build Strong Brands Everywhere

  •
  Dramatically Improve U.S. Brand Positions, Consistency and Returns

  •
  Drive Industry-Leading Long-Term Shareholder and Franchisee Value

        Our compensation program is designed to support these strategies. For our annual bonus program, the Committee sets performance measures and targets that it believes will help the Company continue to execute against these strategies. The Company's 2011 results measured against the 2011 targets are used by the Committee when evaluating our NEOs' performance and determining the NEOs' annual bonus (the performance measures, targets and results are discussed beginning at page 44).

        The Company believes this compensation program, which as noted above has been in place for many years, is an important factor in driving our NEOs' performance to achieve long-term EPS growth and total shareholder return ("TSR"). The success of our strategy is evidenced by our one, three and five-year results for TSR as compared to our compensation peer group (made up of the retail, hospitality and nondurable consumer products companies described at page 43) and our consistent year-over-year EPS growth, as shown below:

EPS*—Ten-Year Growth

*
For purposes of calculating the year-over-year growth in EPS in the chart above, EPS excludes special items believed to be distortive of consolidated results on a year-over-year basis and the initial impact of expensing stock options in 2005. The special items excluded are the same as those excluded in the Company's annual earning releases.

Annual Total Shareholder Return Through 12/31/11

        As shown above, the percentile ranking of our performance measured by TSR is in the top quartile for each of the three time periods as compared to our compensation peer group. A substantial reason for this superior performance is our track record of consistency in delivering strong, year-over-year growth in EPS. In light of the Company's strong performance during 2011, as well as its sustained performance over the years, the Committee believes that the program's stated objective of paying our Chief Executive Officer at the 75th percentile for target total compensation (see "How We Compensate our Chief Executive Officer", beginning on page 48 for detail) and our other NEOs at the 75th percentile for salary and bonus and above the 50th percentile for equity-based compensation has helped attract and retain top talent and has incentivized that talent to achieve a high level of performance.

        In line with our pay-for-performance policy, we took the following 2011 compensation actions:

  •
  Adjustments to Base Salary:  Provided merit-based salary increases to each of our NEOs;

  •
  Pay-for-Performance Annual Bonus:  Based on our strong 2011 performance, we paid bonuses for 2011 recognizing our strong system sales growth, continued operating profit growth (prior to special items and foreign currency translation) and strong EPS growth and for meeting the other division and individual performance goals set by the Committee for fiscal 2011; and

  •
  Equity-based Compensation:  In line with our growth strategy and to align NEOs with shareholder interests, we granted SARs or stock options to our NEOs based on each NEO's performance. We also granted PSUs that will vest only if we achieve pre-established 3-year EPS growth goals.

        In the remainder of the CD&A, we discuss in more detail our 2011 executive compensation program. Among other topics, we address the following:

  •
  The philosophy underlying our executive compensation program (page 39)

  •
  The objectives of our executive compensation program (page 39)

  •
  An overview of the key elements of our executive compensation program (page 40)

  •
  The process the Management Planning and Development Committee ("Committee") uses to set and review executive compensation (page 40)

  •
  The alignment of our executive compensation with the Company's business and financial performance (page 40)

  •
  The allocation between fixed and variable compensation (page 40)

  •
  The role of our independent compensation consultant (page 41)

  •
  The role of comparative compensation data and how we select the companies that are used to generate the comparative data (page 41)

  •
  Compensation decisions for NEOs other than our CEO (beginning at page 43) including:

  •
  Team performance measures, which are used in the calculation of the annual bonus (page 46)

  •
  Individual performance measures, which are also used in the calculation of the annual bonus (page 46)

  •
  Our CEO's compensation (page 48)

  •
  Our stock ownership guidelines (page 52)

Our Named Executive Officers (NEOs) for 2011:

  •
  David C. Novak, Chairman, Chief Executive Officer and President

  •
  Richard T. Carucci, Chief Financial Officer

  •
  Jing-Shyh S. Su, Vice Chairman of the Board and Chairman and CEO—China Division

  •
  Graham D. Allan, Chief Executive Officer—Yum Restaurants International Division ("YRI")*

  •
  Micky Pant, Chief Executive Officer—YRI *

YUM's Compensation Philosophy

        YUM's compensation philosophy is reviewed annually by the Committee.

        Our philosophy is to:

  •
  reward performance

  •
  pay our restaurant general managers and executives like owners

  •
  design pay programs at all levels that align team and individual performance, customer satisfaction and shareholder return

  •
  emphasize long-term incentive compensation

  •
  require NEOs and other executives to personally invest in Company stock

Objectives of YUM's Compensation Program

        The objectives of our executive compensation program are to:

  •
  attract and retain highly qualified employees through competitive compensation and benefit programs

  •
  reward our employees for personal contributions that grow the business

  •
  maximize shareholder returns

*
Mr. Allan announced at the end of 2011 that he would retire in March of 2012. Effective December 6, 2011 (the beginning of YRI's fiscal year), Mr. Pant assumed Mr. Allan's responsibilities as Chief Executive Officer of YRI. Mr. Allan continued as an executive officer reporting to Mr. Novak to assist in Mr. Pant's transition.

Key Elements of Compensation

        The following table lists the key elements that generally comprise our 2011 executive compensation.

Element	Purpose	Form
Base Salary	Provide compensation for performance of primary roles and responsibilities	Cash
Performance-based annual bonus	Provide incentive to drive company performance with payout based on achievement of YUM's and its divisions' short-term goals and strategic objectives	Cash
Long-term incentive compensation	Motivate our NEOs to help us achieve our long-range performance goals that will enhance our value and, as a result, enhance our shareholders' returns on their investments	Stock Appreciation Rights/Stock Options, and Performance Share Units
Retirement benefits	Provide tax-advantaged means to accumulate retirement benefits	Defined Benefit Plan, Defined Contribution Plan

        We determine all elements of compensation annually at the same time, currently in January, to allow us to take into consideration all of the elements when decisions are made.

How Compensation Decisions Are Made

        In January of each year, the Committee reviews the performance and total compensation of our CEO and the other NEOs. The Committee reviews and establishes each NEO's total compensation target for the current year which includes base salary, annual bonus opportunities and long-term incentive awards. The Committee's decisions impacting our CEO are also reviewed and ratified by the independent members of the Board.

        In making these compensation decisions, the Committee relies on the CEO's in-depth review of the performance of the other NEOs as well as competitive market information. Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on each NEO's performance against his or her financial and strategic objectives, qualitative factors and YUM's overall performance.

Alignment between Compensation and Company Performance

        As noted above, a key objective of our compensation program is to maximize shareholder returns. Our incentive programs are designed to reinforce our pay-for-performance philosophy by aligning the payouts with the results of the Company's business and financial performance. These incentives, which constitute a significant portion of total compensation, consist of an annual bonus, which is short-term in nature, and stock option/stock appreciation rights and PSUs, which have a longer-term focus. These pay elements are discussed in more detail below.

Compensation Allocation

        The Committee reviews information provided by the Committee's consultant (see below) for our CEO and other NEOs, to determine the appropriate level and mix of incentive compensation. However, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

        For our NEOs (other than the CEO), the mix of total compensation is effectively targeted at 30% fixed and 70% variable. Fixed compensation is comprised of base salary, while variable compensation is comprised of annual bonus and long-term incentive compensation.

Role of Independent Consultant

        The Committee's charter states that the Committee may retain outside compensation consultants, lawyers or other advisors. Since 2005, the Committee has retained an independent consultant, Meridian Compensation Partners, LLC ("Meridian"), to advise it on certain compensation matters. For 2011 and similar to prior years, the Committee told Meridian that:

  •
  they were to act independently of management and at the direction of the Committee;

  •
  their ongoing engagement would be determined by the Committee;

  •
  they were to inform the Committee of relevant trends and regulatory developments; and

  •
  they were to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to us for the CEO and other NEOs and assist the Committee in its determination of the annual compensation package for our CEO.

        During 2011, Meridian did not provide any services to the Company unrelated to executive compensation.

Role of Comparative Compensation Data

        One of the factors used by our Committee in setting executive compensation is an evaluation of how our compensation levels compare to compensation levels for similarly situated executives at companies considered to be our peers. To conduct these comparisons, Meridian provided compensation comparisons based on information that is derived from comparable businesses. This data is used as a frame of reference (a "benchmark") for establishing compensation targets for base salary, annual bonus and long-term incentives for NEOs below our CEO.

        The Committee uses a benchmark as a point of reference for measurement. Benchmarks, however, are not the determinative factor for our NEOs' compensation, and they do not supplant the analyses of the individual performance of the NEOs. Because the comparative compensation information is one of several factors used in the setting of executive compensation, the Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the Committee may elect not to use the comparative compensation information at all in the course of making specific compensation decisions.

        For our NEOs, other than our CEO, the Committee has set separate target percentiles for base salary, performance-based annual bonuses and long-term incentives as discussed at page 43. The Committee does not set target percentiles with respect to target total compensation for our NEOs other than our CEO (see page 49 for a discussion of Mr. Novak's target total compensation). For the CEO, the Company generally attempts to deliver pay opportunities at the 75th percentile of the market—specifically, 75th percentile target total cash and target total compensation. For all our NEOs, the Company does not measure/benchmark the percentile ranking of compensation actually earned since any realized value from our variable pay programs in particular is a function of company, division, and/or individual performance. It is not generally the objective of the Company to deliver comparable pay outcomes but rather comparable pay opportunities. Realized/earned value from the Company variable pay programs is reflective of business results and not competitive benchmarking.

Comparative Compensation Data

        Revenue size often correlates to some degree with the market value of compensation for senior executive positions. For companies with significant franchise operations, measuring size is a more complex undertaking. This is because there are added complexities and responsibilities for managing the relationships, arrangements, and overall scope of the enterprise that franchising introduces, in particular, managing product introductions, marketing, driving new unit development, customer satisfaction and overall operations improvements across the entire franchise system. Accordingly, consistent with its practice from prior years which Meridian had recommended, the Committee decided to add 25% of estimated franchisee and licensee sales to the Company's estimated 2010 sales to establish an appropriate revenue benchmark to determine the market value of various components of compensation for 2011. This means that the Company, when considering franchisee sales, is viewed as having estimated revenues of $16.8 billion. Specifically, this amount was determined by adding 2010 estimated Company sales of $9.8 billion and 25% of estimated franchisee and licensee sales (from which the Company derives revenues in the form of royalties) of $28 billion.

        The median annual revenues (for 2010, the most recent year available at that time) for the peer group established by the Committee was $15 billion. Data for each individual job using the methodology described in the previous paragraph was compiled based on the estimated revenue size of the division that the NEO was responsible for in 2010, specifically $16.8 billion for Messrs. Novak and Carucci, $4.3 billion for Mr. Su and $5.5 billion for Messrs. Allan and Pant.

Companies included in the Peer Group

        The peer group for all NEOs is made up of retail, hospitality and nondurable consumer product companies. The Committee established this peer group for the CEO and other NEO compensation in 2008. The group was chosen because it is reflective of the market in which we operate for executive talent and because of each of the companys' relative leadership position in their sector, relative size as measured by revenues, relative complexity of their business, and in some cases their global reach. Periodically the Committee, with Meridian's assistance, reviews the composition of the peer group to ensure the companies remain relevant for comparative purposes.

        As a result of the Committee's review in March 2011, four new companies (H.J. Heinz, Nike, Starbucks and Unilever USA) were added and six companies were removed from the peer group, as shown below. Although the Committee prefers to keep the peer group substantially the same from year to year, the companies deleted from the peer group represented companies whose data was not as readily available or that were no longer a good match for the group. The companies comprising this nondurable consumer products group used for the benchmarking were:

Company Name	2010 Sales/ Revenues ($billions)	Company Name	2010 Sales/ Revenues ($billions)
~~Walgreen Co.~~ 	~~63.3~~	H.J. Heinz Company	10.5
~~Lowe's Companies, Inc.~~ 	~~47.2~~	Marriott International, Inc.	10.9
PepsiCo, Inc.	43.2	Avon Products, Inc.	10.4
Kraft Foods, Inc.	40.4	Starbucks Corporation	9.8
The Coca-Cola Company	31.0	OfficeMax Incorporated	7.2
~~Mars, Incorporated(1)~~ 	~~30.0~~	Campbell Soup Company	7.7
Macy's, Inc.	23.5	Darden Restaurants, Inc.	7.1
McDonald's Corporation	22.7	AutoZone, Inc.	7.4
Staples, Inc.	24.3	~~Starwood Hotels & Resorts~~
Kimberly-Clark Corporation	19.1	~~Worldwide, Inc.~~ 	~~4.7~~
Nike, Inc.	19.0	~~Mattel Corporation~~ 	~~5.4~~
J.C.Penney Company, Inc.	17.6	~~The Hershey Company~~ 	~~5.3~~
Kohl's Corporation	17.2	Unilever USA(1)	N/A
Colgate-Palmolive Company	15.3	Median	15.0
General Mills, Inc.	14.8	YUM(2)	16.8
The Gap, Inc.	14.2
Kellogg Company	12.6

(1)
Data not publicly available

(2)
2010 company sales + 25% of franchisee and licensee sales

The former peer group was used by the Committee in connection with its 2011 salary and long-term incentive compensation decisions made in January 2011. The new peer group was used by the Committee in connection with 2011 annual bonus decisions made in January 2012.

Targeting Compensation

        For the NEOs, other than our CEO, we target the elements of our compensation program as follows:

  •
  Base salary—because NEOs are expected to make significant contributions in current and future positions and would be considered a critical loss if they left the Company, we target the 75th percentile for base salary

  •
  Performance-based annual bonus—75th percentile to emphasize superior pay for superior performance

  •
  Long-term incentives—50th percentile

        For the CEO, the Committee targets 75th percentile for salary and target total cash compensation as well as 75th percentile for target total compensation.

2011 Executive Compensation Decisions

Base Salary

        Base salary is designed to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. Market data from the peer group was considered in determining base salaries for NEOs based on each NEO's position and responsibility. An NEO's actual salary relative to this competitive salary range varies based on the level of his or her responsibility, experience, individual performance and future potential. Specific salary increases take into account these factors and the current market for management talent. The Committee reviews each NEO's salary and performance annually. Based on the Committee's review in January 2011, the Committee set base salaries for 2011 for all NEOs. Mr. Carucci received a base salary increase of $60,000; Mr. Su received a base salary increase of $150,000; Mr. Allan received a base salary increase of $45,000; and Mr. Pant received an increase of $25,000 in February 2011.

        Mr. Pant also received a base salary increase of $125,000 in December 2011 related to his promotion to Chief Executive Officer of YRI.

        Mr. Novak's salary is discussed below.

        The Committee, as part of its annual review of salaries, reviews market data for the peer group. As in prior years, the Committee did not focus on a precise percentile ranking of each NEO's salary; however, they noted the following general relationships:

  •
  Messrs. Su's, Allan's and Pant's 2011 salary increases placed their base salaries significantly above the 75th percentile. The Committee chose to continue to pay these three executives at this level based on the Committee's subjective assessment of the current and sustained, long-term results they have produced for the Company and the importance of their leadership in running the China and YRI divisions, respectively.

  •
  Mr. Carucci's salary increase placed his salary at the 75th percentile.

        As explained in last year's proxy statement and at page 51, beginning in 2011 Mr. Su ceased receiving several perquisites that were provided as part of his overseas assignment. In consideration for no longer receiving these perquisites, the Committee increased Mr. Su's salary by $35,000. In addition, Messrs. Carucci, Allan and Pant's salaries were each increased by $25,000 in addition to their 2011 merit increase in consideration for no longer receiving a car allowance, country club membership, perquisite allowance and annual physical.

Performance-Based Annual Bonus Compensation

        Our performance-based annual bonus program ("YUM Leaders' Bonus Program") is a cash-based, pay-for-performance plan that applies to all above-restaurant leaders in the Company. The principal purpose of the YUM Leaders' Bonus Program is to encourage and reward strong individual and team performance that drives shareholder value.

        Annual bonus payments are based on the achievement of certain Company-wide and/or division financial objectives, other strategic objectives, as well as the achievement of individual performance objectives. These objectives are established, reviewed and approved by the Committee, and reviewed with the Board, during the compensation planning period to ensure that the goals are in concert with the unique strategic issues facing the Company.

        Incentive opportunities are designed to reward superior performance by providing for payments above target for superior performance, but correspondingly no payment unless a threshold percentage of the goal is achieved. Each NEO's annual bonus depends on the degree to which the Company achieves its business and financial goals and the degree to which each NEO meets his individual goals. We believe this aligns our NEOs' interests with the Company's interests, and motivates our NEOs to meet their goals and ensure that the Company meets its financial, operational and strategic objectives.

        The formula for our annual bonus is as follows:

Base Salary	×	Annual Target Bonus Percentage	×	Team Performance Factor	×	Individual Performance Factor	=	Bonus Payout

        The minimum team performance factor is 0% and the maximum is 200%. The minimum individual performance factor is 0% and the maximum is 150%. The combined impact of the team performance factor and individual performance factor produces a potential range for total annual bonus of 0 - 300% of the target award. Applying these ranges under the YUM Leaders' Bonus Program to the NEOs' 2011 salaries determined the threshold, target and maximum awards potential under the program for 2011, which are reported in dollars in the Grants of Plan-Based Awards table on page 60.

        A detailed description of how team and individual performance factors are determined and measured can be found below under the heading "Performance Factors."

        Annual Target Bonus Percentage.    The "Annual Target Bonus Percentage" for each NEO for 2011 was:

Novak	Carucci	Su	Allan	Pant
160%	100%	115%	115%	86.25%*

*
As a result of Mr. Pant's promotion in December of 2011, his percentage calculated at 85% for 11 months and 100% for 1 month. This results in an annual percentage of 86.25%.

        The Committee noted the 2011 target bonus opportunities, when compared to the market data, were above the 75th percentile for Messrs. Su, Allan and Pant and at the 75th percentile for Mr. Carucci. Consistent with prior years, the Committee did not consider the actual percentile above or below the 75th percentile when making its final bonus decisions. Rather, it considered the overall strong performance of the Company and the current and expected performance of each of these NEOs in the growth of the Company and it determined that it was appropriate to continue target bonuses at or above the 75th percentile. Mr. Novak's performance is discussed beginning on page 48.

        Performance Factors.    To determine the performance factors for each NEO, the Committee reviews actual performance against pre-established consolidated operating Company measures and targets ("Team Performance Factor") and individual performance measures and targets ("Individual Performance Factor").

        Team Performance Factor.    For 2011, the Committee determined each NEO's team performance measures and team performance targets, based on recommendations from management. Consistent with prior years, the Committee established the business team performance measures, targets and relative weights in January 2011 and reviewed actual performance against these measures and targets as set forth in the chart below for the NEOs. The targets were developed through the Company's annual financial planning process, in which we assessed historical performance, the future operating environment and profit growth initiatives and built projections of anticipated results. These projections include profit growth to achieve our EPS growth target of at least 10%. Division targets may be adjusted during the year when doing so is consistent with the objectives and intent at the time the targets were originally set. In 2011, some division operating profit growth targets were adjusted to reflect certain YUM-approved investments and restaurant divestitures not reflective of annual operating performance.

        We believe these performance measures and targets are key factors that drive individual and team performance, which will result in increased shareholder value over the long term. These measures are designed to align employee goals with the Company's and individual Divisions' current-year objectives to grow earnings and sales, develop new restaurants, improve margins and increase customer satisfaction and in the case of our CEO and CFO align them with the Company-wide EPS target and all Divisions' objectives and performance. The measures also serve as effective motivation because they are easy to track and clearly understood by employees. When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures the target to motivate achievement of desired performance consistent with broader shareholder commitments such as EPS growth, ROIC and cash flow. The targets are the same as those that we disclose from time to time to our investors and may be slightly above or below disclosed guidance when determined by our Committee to be appropriate. A leverage formula for each team performance measure magnifies the potential impact that performance above or below the target will have on the calculation of annual bonus. This leverage increases the financial incentive for employees to exceed their targets and reduces payouts when the team performance target is not reached.

        The team performance targets, actual team performance, team performance weights and team performance factor for each measure are set forth below for the NEOs.

2011 YUM Leaders' Bonus Program Team Performance (TP) Factor Calculation

NEO	TP Measures	TP Target	TP Actual	TP based on leverage formula	TP Weight	TP Factor After Applying Weights

Novak and Carucci	Weighted Average Divisions' Team Factors(1)			129	50%	65
	EPS Growth	10%	14%	160	50%	80

	Total Weighted TP Factor—Yum					145

Su	Operating Profit Growth (Before Tax; Excluding Forex)	10%	15%	185	50%	93
	System Sales Growth (Excluding Forex)	11%	29.3%	200	20%	40
	System Gross New Builds	465	656	200	20%	40
	System Customer Satisfaction	100	195	195	10%	19

	Total Weighted TP Factor—China Division					192
	75% Division/25% Yum TP Factor					180

Allan and Pant	Operating Profit Growth (Before Tax; Excluding Forex)	10%	9.6%	95	50%	47
	System Sales Growth (Excluding Forex)	5%	6.7%	169	20%	34
	System Net Builds	414	504	190	20%	38
	System Customer Satisfaction	Blended	Blended	92	10%	9

	Total Weighted TP Factor—YRI Division					128
	75% Division/25% Yum TP Factor					132

(1)
Weighted average based on Divisions' contribution to overall operating profit of Yum in 2011.

        Division operating profit growth is based on actual year-over-year growth and is adjusted to exclude the impact of any foreign currency translation. In the case of system sales growth, we include the results of all restaurants, including Company-owned, franchised and licensed restaurants and it is based on year-over-year growth and adjusted to exclude the impact of any foreign currency translation and, in the case of YRI, the impact of a 53rd week in their 2011 reporting calendar.

        Individual Performance Factor.    Each NEO's Individual Performance Factor is determined by the Committee based upon their subjective determination of the NEO's individual performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year. As described above, the CEO provides the Committee with his evaluation of each of the other NEOs' performance and recommends an Individual Performance Factor to the Committee.

        For Mr. Carucci, the Committee determined that his overall individual performance for 2011 was above target based upon overall strong financial results of the Company, and success in helping drive emerging market growth. Based on this performance, the Committee approved a 135 Individual Performance Factor for Mr. Carucci.

        For Mr. Su, the Committee determined that his overall individual performance for 2011 was significantly above target based upon the China Division significantly exceeding its profit, sales growth, development and customer satisfaction plans. Based on this performance, the Committee approved a 150 Individual Performance Factor for Mr. Su.

        For Mr. Allan, the Committee determined that his overall individual performance for 2011 was significantly above target based upon YRI's sales growth, continued strong restaurant development, and accelerated growth in strategic markets. Based on this performance, the Committee approved a 150 Individual Performance Factor for Mr. Allan.

        For Mr. Pant, the Committee determined that his overall individual performance for 2011 was above target based upon YRI's significant progress in driving brand differentiation including the development of KFC global brand marketing and the expansion of KFC sales layers. Based on this performance, the Committee approved a 130 Individual Performance Factor for Mr. Pant.

Application of YUM Leaders' Bonus Program Formula to NEOs

        Based on the Committee's determinations as described above, the following table sets forth the formula and the calculation of annual bonus for each NEO.

Formula:	Base Salary	×	Annual Bonus Target %	×	Team Performance Factor	×	Individual Performance Factor	=	Bonus Award

Novak	$1,450,000	×	160%	×	145%	×	135%	=	$4,541,400
Carucci	$800,000	×	100%	×	145%	×	135%	=	$1,566,000
Su	$1,000,000	×	115%	×	180%	×	150%	=	$3,105,000
Allan	$885,000	×	115%	×	132%	×	150%	=	$2,015,145
Pant	$750,000	×	86.25%	×	132%	×	130%	=	$1,110,038

Note: Messrs. Su's, Allan's, and Pant's team performance factor is based on 75% of their Division team performance factor and 25% of the consolidated Yum team performance factor. Mr. Novak's performance is discussed beginning on page 48.

Long-term Incentive Compensation

        The principal purpose of our long-term incentive compensation program ("LTI Plan") is to motivate our NEOs and other executives to help us achieve our long-range performance goals that will enhance our value and, as a result, enhance our shareholders' returns on their investments.

        Under our LTI Plan, our NEOs are awarded long-term incentives primarily in the form of non-qualified stock options or stock-settled stock appreciation rights ("SARs"). The type of award granted is based upon the NEO's local tax jurisdiction. Long-term incentive award ranges are established based upon the peer group data. In general, our stock options and SARs have ten-year terms and vest 25% per year over four years.

        Each year the Committee reviews the mix of long-term incentives to determine if it is appropriate to continue predominantly using stock options and SARs as the long-term incentive vehicle. The Committee continues to choose stock options and SARs because they emphasize YUM's focus on long-term growth, they reward employees only if the stock price goes up and they align Restaurant General Managers and senior management on the same equity incentive program. The Company believes that this compensation program design combined with the Company's strong stock ownership guidelines (discussed at page 52) and an annual bonus program which reaffirms key Division metrics (such as profit growth, store unit growth, margin improvement and customer satisfaction metrics) creates an overall incentive program that maximizes performance and alignment with shareholders (and, as discussed at page 9, does so without creating excessive risk). The Company's long-term results discussed above suggest that shareholders have been well served with this design.

        Consistent with prior years for each NEO other than Mr. Novak (who is discussed below), the 2011 Stock Option/SARs grant was awarded based on the Committee's subjective assessment of each NEO's prior year individual and team performance, expected contribution in future years and consideration of the peer group data, subject to the individual's achievement of his stock ownership guidelines. The Committee did not assign a weight to any particular item.

        Based on this assessment, Messrs. Su and Pant received grants above the 50th percentile. Messrs. Allan and Carucci received stock appreciation rights grants at the 50th percentile. Each SAR and stock option was granted with an exercise price based on the closing market price of the underlying YUM common stock on the date of grant. The Committee does not measure or review the actual percentile above or below the 50th percentile when making its final LTI award decision. In addition, the Committee does not measure or review the percentile ranking of the value realized from any LTI award. Realized value is a function of the performance of the Company common stock and the length of time a participant holds an award after vesting.

        The Performance Share Plan under our LTI Plan awards performance share units ("PSUs") which are denominated in shares of Company common stock. The PSU awards provide for the distribution of a number of shares of Company common stock based on the 3-year compound annual growth rate ("CAGR") of the Company's EPS adjusted to exclude special items believed to be distortive of consolidated results on a year-over-year basis. The target grant value is set based on a value equal to 33% of the NEO's annual bonus target. The Committee continued the Performance Share Plan for 2011 for each NEO. The performance period covers 2011-2013 fiscal years and will be leveraged up or down based on the 3-year CAGR EPS performance against a target of 10%. The potential payout range is 0 - 200% of the target number of shares granted with no payout if CAGR EPS is less than 7% and a 200% payout if CAGR EPS is at or above 16%. Dividend equivalents will accrue during the performance cycle but will be distributed in shares only in the same proportion and at the same time as the original PSUs are earned. If no PSUs are earned, no dividend equivalents will be paid. The PSUs are eligible for deferral under the Executive Income Deferral Plan. The target, threshold and maximum potential value of these awards for each NEO are described at page 60.

        From time to time and in addition to the regular annual grant, Chairman's Award stock option or SAR grants are made to selected employees in recognition of superlative performance and extraordinary impact on business results. In the case of employees below the Senior Leadership Team Level, these awards are made at the discretion of the CEO within guidelines set by the Committee. Awards to executives on the Senior Leadership Team must be approved by the Committee. These SARs or stock options may vest in their entirety after four or five years or 25% per year over four years. In 2011, in addition to their regular grants, Messrs. Carucci and Pant each received a Chairman's Award grant of stock appreciation rights with a grant date fair value of approximately $1.2 million. Mr. Carucci's award was based on the Committee's subjective assessment of the consistently superior financial performance of the Company in the areas of total shareholder return, return on net assets, EPS growth and operating income growth under his leadership. Mr. Pant's award, granted at year-end, was based on the Committee's subjective assessment of the continued strong performance of YRI, his position as a senior leader of the Company and as part of his compensation package upon his promotion to President of the International Division at year end.

        Mr. Novak's long-term incentive compensation is discussed below.

How we Compensate our Chief Executive Officer

Comparative Compensation Data for Mr. Novak

        The discussion of the comparative compensation data and peer group used by the Committee for Mr. Novak begins at page 43. Meridian provided a comprehensive review for the Committee using data from the peer group.

Mr. Novak's Compensation

        Each year, our Board, under the leadership of the Committee Chairperson, conducts an evaluation of the performance of our CEO, David Novak. This evaluation includes a review of his:

  •
  leadership pertaining to the achievement of business results

  •
  leadership in the development and implementation of Company strategies

  •
  development of culture, diversity and talent management

        In setting compensation opportunities for 2011, the Committee considered the historical performance of the Company for the one, three and five-year periods, noting that Mr. Novak has been Chairman and CEO for that entire period. The data revealed that the Company had on average performed very strongly compared to the nondurable consumer products peer group in terms of total shareholder return (top quartile for the three and five-year periods), return on net assets (top quartile for each period), EPS growth (top 50% for the one-year period and top quartile for the three and five-year periods) and operating income growth (top 50% for the one-year period and top quartile for three and five-year periods). Based on this continued sustained strong performance, the Committee determined that Mr. Novak's target total compensation for 2011 should be at or slightly below the 75th percentile as compared to the compensation of chief executives in the peer group.

        Based on this analysis, the Committee approved the following compensation for 2011:

Salary	1,450,000

Target Bonus Percentage	160

Grant Date Estimated Fair Value of 2011 LTI Awards:	7,190,000

        The Committee increased Mr. Novak's base salary by $50,000 (or 3.6%) to $1,450,000. The Committee did not change his target bonus percentage noting that his total target cash after the salary increase was slightly below the 75th percentile for target total cash. The Committee continues to believe this compensation structure is in line with YUM's pay-for-performance philosophy.

        In January 2011, the Committee approved the grant of a long-term incentive award to Mr. Novak having a grant date fair value of $7,190,000. This award was comprised of SARs with an estimated fair value of $6,417,000, and PSUs under the Performance Share Plan with an estimated fair value of $773,000. This award reflected the Committee's subjective determination that, based on his strong performance in 2010 and the sustained performance of the Company (without assigning any weight to any particular item), he should receive a long-term incentive award consistent with their desire to compensate Mr. Novak near or at the 75th percentile for total compensation.

        At the conclusion of 2011, the Committee determined Mr. Novak earned an annual bonus for 2011 performance of $4,541,400 based on his Team Performance Factor and his Individual Performance Factor. The Committee had previously established, in January 2011, Mr. Novak's Team Performance Factor measures and targets for 2011 as set forth on page 46. The Committee determined that the Company's actual performance against these criteria and goals produced a Team Performance Factor of 145. Refer to page 45 for information on how this Team Performance Factor was determined.

        For purposes of determining Mr. Novak's Individual Performance Factor, in addition to the criteria highlighted on page 46, the Committee considered Mr. Novak's leadership in enabling the Company to achieve 14% EPS growth, marking the tenth consecutive year the Company has exceeded its EPS growth target of 10%. The Committee also considered the performance of the Company's divisions. The Committee considered the very strong performance of the China Division in exceeding profit, system sales and development targets as well as very good performance of YRI, especially in development and sales in emerging markets and Mr. Novak's continued commitment to developing strong leaders in the Company; however, the Committee noted that U.S. business did not perform to expectation.

        Based on this individual performance, the Committee awarded Mr. Novak an Individual Performance Factor of 135.

        After determination of the Team Performance Factor and Individual Performance Factor, Mr. Novak's annual bonus was calculated as shown on page 44.

        While the Committee did not specifically discuss why Mr. Novak's compensation exceeds that of other NEOs, it does review every year, as part of its process for setting compensation described beginning on page 43, data from Meridian which substantiates on a comparative basis this difference in target compensation for the CEO role relative to other executive roles. This comparative market data analyzed over several years supports the differences in salary, annual bonus and long-term incentives.

Other Benefits

Retirement Benefits

        We offer competitive retirement benefits through the YUM! Brands Retirement Plan. This is a broad-based qualified plan designed to provide a retirement benefit based on years of service with the Company and average annual earnings. In addition, the YUM! Brands, Inc. Pension Equalization Plan for employees at all levels who meet the eligibility requirements is a "restoration plan" intended to restore benefits otherwise lost under the qualified plan due to various governmental limits. This plan is based on the same underlying formula as the YUM! Brands Retirement Plan. The annual benefit payable under these plans to U.S.-based employees hired prior to October 1, 2001 is discussed following the Pension Benefits Table on page 64. This benefit is designed to provide income replacement of approximately 40% of salary and annual bonus (less the company's contribution to social security on behalf of the employee) for employees with 20 years of service who retire after age 62.

        The annual change in pension value for each NEO is set forth on page 57, in the Summary Compensation Table, and the actual projected benefit at termination is set forth on page 64, in the Pension Benefits Table.

        For executives hired or re-hired after September 30, 2001, the Company designed the Leadership Retirement Plan ("LRP"). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to a phantom account payable to the executive following the later to occur of the executive's retirement from the Company or attainment of age 55. For 2011, Mr. Pant was the only NEO eligible for the LRP since he was hired after September 30, 2001. Under the LRP, he receives an annual allocation to his account equal to 20% of his base salary and target bonus. For 2011, he received an allocation of $300,000, which is set forth under the "All Other Compensation" column in the Summary Compensation Table at page 57.

Medical, Dental, Life Insurance and Disability Coverage

        We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefits plans, which are also provided to all eligible U.S.-based salaried employees. Eligible employees, including the NEOs, can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Except for the imputed value of life insurance premiums, the value of these benefits is not included in the Summary Compensation Table since they are made available on a Company-wide basis to all U.S.-based salaried employees. In 2010, our broad-based employee disability plan was changed to limit the annual benefit coverage to $300,000. For employees whose coverage was reduced as a result of the change, the Company is purchasing individual disability coverage for three years (provided employment continues) to restore the lost coverage resulting from the cap placed on the broad-based employee plan. This coverage is provided to each NEO and the incremental cost of the additional coverage is included in the "All Other Compensation" table at footnote 3 at page 59.

Perquisites

        Beginning in 2011, the Committee eliminated the following perquisites for all executive officers (including the NEOs): car allowance, country club membership, perquisite allowance and annual physical. In recognition of this change, NEOs (other than our CEO, who did not receive these perquisites, and Mr. Su, whose perquisites are described below) received a one-time $25,000 increase to their salary effective January 1, 2011.

        Mr. Su receives several perquisites related to his overseas assignment. These perquisites were part of his original compensation package and the Committee has elected to continue to provide them. Mr. Su's agreement provides that the following will be provided: housing, commodities and utilities allowances; tax preparation services; tax equalization to the United States for salary and bonus; and tax equalization to Hong Kong with respect to income attributable to certain stock option and SAR exercises and to distributions of deferred income. (The value of these perquisites is included in the Summary Compensation Table in the column headed "All Other Compensation.) When Mr. Su retires from the Company, he will be required to reimburse the Company for the tax reimbursements for certain stock option and SARs exercises, if any, made within six months of his retirement. Beginning in 2011, Mr. Su ceased receiving the following perquisites: annual foreign service premiums, car allowance and social club dues. He received a one-time salary increase of $35,000 during 2011 in recognition of this change.

        Our CEO does not receive perquisites or allowances. However, Mr. Novak is required to use the Company aircraft for personal as well as business travel pursuant to the Company's executive security program established by the Board of Directors. The Board's security program also covers Mrs. Novak. In this regard, the Board of Directors noted that from time to time, Mr. Novak has been physically assaulted while traveling and he and his family have received letters and calls at his home from people around the globe with various special interests, establishing both an invasion of privacy and implicit or explicit threats. The Board has considered this enough of a concern to require security for Mr. Novak, including the use of the corporate aircraft for personal travel. NEOs and other executives may use corporate aircraft for personal use with the prior approval of Mr. Novak. In addition, depending on seat availability, family members of NEOs and other executive officers may travel on the Company aircraft to accompany executives who are traveling on business. There is no incremental cost to the Company for these trips. The incremental cost of the personal use by Mr. Novak is reported on page 59. We do not gross up for taxes on the personal use of the company aircraft. We also pay for the cost of the transmission of home security information from Mr. Novak's home to our security department and that incremental cost is reflected in the "Other" column of the All Other Compensation Table.

Review of Total Compensation

        We intend to continue our strategy of compensating our NEOs and other executives through programs that emphasize performance-based compensation. To that end, executive compensation through annual bonuses and stock appreciation rights/stock option grants is tied directly to our performance and is structured to ensure that there is an appropriate balance between our financial performance and shareholder return. The Committee reviewed each element of compensation and believes that the compensation was reasonable in its totality. In addition, the Committee believes that various elements of this program effectively achieve the objective of aligning compensation with performance measures that are directly related to the Company's financial goals and creation of shareholder value without encouraging executives to take unnecessary and excessive risks.

        Before finalizing compensation actions, the Committee took into consideration all elements of compensation accruing to each NEO for 2011. These elements included salary, annual bonuses, long-term incentive awards, value of outstanding equity awards (vested and unvested), and lump sum value of pension at retirement and gains realized from exercising stock options. The Committee will continue to review total compensation at least once a year.

YUM's Executive Stock Ownership Guidelines

        The Committee has established stock ownership guidelines for our top 600 employees. Our Chief Executive Officer is required to own 336,000 shares of YUM stock or stock equivalents (approximately thirteen times his base salary at the end of fiscal 2011). NEOs (other than Mr. Novak) are expected to attain their ownership targets, equivalent in value to two to three times their current annual base salary depending upon their positions, within five years from the time the established targets become applicable. If an NEO or other employee does not meet his or her ownership guideline, he or she is not eligible for a grant under the LTI Plan. In 2011, all NEOs and all other employees subject to guidelines met or exceeded their ownership guidelines.

	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Value of Shares Owned as Multiple of Salary

Novak	336,000	2,438,820	$143,914,768	99

Carucci	50,000	155,177	$9,156,995	11

Su	50,000	389,201	$22,966,751	23

Allan	50,000	733,153	$43,263,359	49

Pant	50,000	98,681	$5,823,164	8

(1)
Calculated as of December 31, 2011 and represents shares owned outright by the NEO and vested RSUs acquired under the Company's executive income deferral program.

(2)
Based on YUM closing stock price of $59.01 as of December 31, 2011.

        Under our Code of Conduct, speculative trading in YUM stock, including trading in puts, calls or other hedging or monetization transactions, is prohibited.

YUM's Stock Option and SARs Granting Practices

        Historically, we have awarded non-qualified stock option and stock appreciation rights grants annually at the Committee's January meeting. This meeting date is set by the Board of Directors more than six months prior to the actual meeting. Beginning with the 2008 grant, the Committee set the annual grant date as the second business day after our fourth-quarter earnings release. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information.

        We make grants at the same time other elements of annual compensation are determined so that we can consider all elements of compensation in making the grants. Pursuant to the terms of our LTI Plan, the exercise price is set as the closing price on the date of grant. We make these grants to NEOs at the same time they are granted to the other approximately 600 above-restaurant leaders of our Company who are eligible for stock option and stock appreciation rights grants.

        Management recommends the awards to be made pursuant to our LTI Plan to the Committee. While the Committee gives significant weight to management recommendations concerning grants to NEOs (other than the CEO), the Committee makes the determination whether and to whom to issue grants and determines the amount of the grant. The Board of Directors has delegated to Mr. Novak and Anne Byerlein, our Chief People Officer, the ability to make grants to employees who are not executive officers and whose grant is less than approximately 17,000 options or stock appreciation rights annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of stock appreciation rights or options, which are determined by Mr. Novak and Ms. Byerlein pursuant to guidelines approved by the Committee in January of each year.

        Grants may also be made on other dates that the Board of Directors meets. These grants generally are Chairman's Awards, which are made in recognition of superlative performance and extraordinary impact on business results. Over the last four years, we have averaged six Chairman's Award grants per year outside of the January time frame. In 2011, we made three Chairman's Awards on Board of Director meeting dates other than the January meeting.

Payments upon Termination of Employment

        The Company does not have agreements concerning payments upon termination of employment except in the case of a change in control of the Company. The terms of these change in control agreements are described beginning on page 71. The Committee believes these are appropriate agreements for retaining NEOs and other executive officers to preserve shareholder value in case of a threatened change in control. The Committee periodically reviews these agreements and other aspects of the Company's change in control program.

        The Company's change in control agreements, in general, pay, in case of an NEO's termination of employment for other than cause within two years of the change in control, a benefit of two times salary and bonus and provide for a tax gross-up in case of any excise tax. In addition, unvested stock options and stock appreciation rights vest upon a change in control (as fully described under "Change in Control" beginning on page 70). Other benefits (i.e., bonus, severance payments and outplacement) generally require a change in control, followed by a termination of an NEO's employment. In adopting the so-called "single" trigger treatment for equity awards, the Company is guided by:

  •
  keeping employees relatively whole for a reasonable period but avoiding creating a "windfall"

  •
  ensuring that ongoing employees are treated the same as terminated employees with respect to outstanding equity awards

  •
  providing employees with the same opportunities as shareholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the deal

  •
  the company that made the original equity grant may no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company's future success

  •
  supporting the compelling business need to retain key employees during uncertain times

  •
  providing a powerful retention device during change in control discussions, especially for more senior executives whose equity awards represents a significant portion of their total pay package

  •
  a double trigger on equity awards provides no certainty of what will happen when the transaction closes.

        As shown under "Change in Control" beginning on page 71, the Company will provide tax gross-ups for the NEOs for any excise taxes due under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an NEO or other executive's personal compensation history. Therefore, the purpose is to attempt to deliver the intended benefit to all covered individuals without regard to the unpredictable effect of the excise tax. The Company and Committee continue to believe that Section 4999 tax gross-up payments are appropriate for the Company's most senior executives.

        The Company does provide for pension and life insurance benefits in case of retirement as described beginning at page 71 and the continued ability to exercise options in case of retirement. The Committee does not specifically consider the change in control benefits or any of these other benefits in determining each NEO's other compensation elements, although the Committee is aware of these items of compensation when making annual compensation decisions. With respect to consideration of how these benefits fit into the overall compensation policy, the change in control benefits are reviewed from time to time by the Committee for competitiveness. When last reviewed by the Committee, its independent consultant indicated that these benefits generally fall below the average for companies of our size and, therefore, fall within (and arguably under) the competitive norm. As noted above, the Committee believes the benefits provided in case of a change in control are appropriate and are consistent with the policy of attracting and retaining highly qualified employees.

        In analyzing the reasonableness of these change in control benefits, the Committee chose not to consider wealth accumulation of the NEOs (although this information was provided to the Committee) in determining whether these benefits should be provided. This is because, if properly designed, the Committee believes a change in control program protects shareholder interests by enhancing employee focus during rumored or actual change in control activity through:

  •
  incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending

  •
  assurance of severance and benefits for terminated employees

  •
  access to equity components of total compensation after a change in control.

Future Severance Agreement Policy

        As recommended by shareholders in 2007, the Committee approved a new policy in 2007 to limit future severance agreements with NEOs or our other executives. The Committee adopted a policy under which the Company will seek shareholder approval for future severance payments to an NEO if such payments would exceed 2.99 times the sum of (a) the NEO's annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company's three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive's target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment that the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

Compensation Recovery Policy

        The Committee has adopted a Compensation Recovery Policy for stock awards and annual bonuses awarded after 2008. Pursuant to this policy, executive officers (including the NEOs) may be required to return compensation paid based on financial results that were later restated. This policy applies only if the executive officers engaged in knowing misconduct that contributed to the need for a material restatement, or contributed to the use of inaccurate metrics in the calculation of incentive compensation. Under this policy, when the Board determines in its sole discretion that recovery of compensation is appropriate, the Company could require repayment of all or a portion of any bonus, incentive payment, equity-based award or other compensation, to the fullest extent permitted by law.

Deductibility of Executive Compensation

        The provisions of Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation in excess of one million dollars paid to certain NEOs. However, performance-based compensation is excluded from the limit so long as it meets certain requirements. The Committee believes that the annual bonus, stock option, stock appreciation rights, RSU and PSU grants satisfy the requirements for exemption under Internal Revenue Code Section 162(m). Payments made under these plans qualify as performance-based compensation.

        For 2011, the annual salary paid to Mr. Novak exceeded one million dollars. The Committee sets Mr. Novak's salary as described above under the heading "Compensation of Our Chief Executive Officer." The other NEOs were in each case paid salaries of one million dollars or less, except for Mr. Su's whose salary for the first time exceeded $1 million; however, the Committee noted that Mr. Su's compensation is not subject to United States tax rules and therefore the one million dollar limitation does not apply in his case. The 2011 annual bonuses were all paid pursuant to our annual bonus program and will, therefore, be deductible. In this regard, the Committee exercises "negative discretion" in setting payouts under the annual bonus plan. By setting a high amount which can then be reduced at the Committee's discretion, our annual bonus plan meets the requirements of Section 162(m) of the Internal Revenue Code. In 2011, the Committee, after certifying that EPS had exceeded the 10% growth target which would permit a maximum payout, exercised its negative discretion to reduce the payout to the CEO from $10 million to $4.54 million. As discussed beginning at page 49, this reduction was not a negative reflection on the CEO's performance as he, in fact, performed above expectations (for example, EPS growth was 14%). While the Committee does utilize "negative discretion" from a tax perspective, the Committee administers the plan, in particular with the setting of objective performance criteria as discussed beginning at page 44, as if the annual bonus plan was a non-discretionary plan. For example, if a performance measure is not attained at a certain level, no annual bonus will be paid.

        Due to the Company's focus on performance-based compensation plans and the deferral of compensation by certain executive officers, we expect to continue to qualify most compensation paid to the NEOs as tax deductible.

MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE REPORT

        The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement headed "Compensation Discussion and Analysis," and, on the basis of that review and discussion, recommended that section be incorporated by reference into our Annual Report on Form 10-K and included in this proxy statement.

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE
Thomas M. Ryan, Chair
David W. Dorman
Massimo Ferragamo
Bonnie G. Hill
Robert D. Walter

        The following tables provide information on the compensation of the NEOs for our 2011 fiscal year. The Company's NEOs are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated officers for our 2011 fiscal year in accordance with SEC rules.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option/SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)

David C. Novak	2011	1,474,038	—	773,024	5,807,028	4,541,400	7,507,185	309,177	20,411,852
Chairman, Chief	2010	1,400,000	—	740,005	5,029,877	5,066,880	2,038,361	338,783	14,613,906
Executive Officer	2009	1,400,000	—	739,989	4,192,111	2,993,760	3,565,977	239,455	13,131,292
and President

Richard T. Carucci	2011	810,769	—	235,013	2,621,573	1,566,000	4,764,483	18,798	10,016,636
Chief Financial	2010	715,000	—	225,023	1,387,559	1,589,445	361,071	58,213	4,336,311
Officer	2009	711,923	—	224,994	1,479,567	907,818	1,083,683	50,713	4,458,698

Jing-Shyh S. Su	2011	1,007,692	—	324,986	1,668,280	3,105,000	4,556,233	1,842,530	12,504,721
Vice Chairman,	2010	815,000	—	7,106,211	1,387,559	2,628,986	1,470,360	909,904	14,318,020
Yum! Brands, Inc.	2009	811,923	—	310,011	1,479,567	1,718,917	1,532,322	868,468	6,721,208
Chairman and
Chief Executive
Officer, YUM's
China Division

Graham D. Allan	2011	898,558	—	320,006	1,429,951	2,015,145	2,006,951	21,750	6,692,361
Former Chief	2010	815,000	—	310,012	1,387,559	1,425,557	1,572,049	63,331	5,573,508
Executive Officer	2009	811,923	—	310,011	1,479,567	1,023,477	732,364	50,235	4,407,577
Yum! Restaurants
International(7)

Muktesh Pant	2011	644,231	—	169,986	2,418,782	1,110,038	—	308,786	4,651,823
Chief Executive
Officer, Yum!
Restaurants
International(7)

(1)
The amounts reflect compensation for 53 weeks in 2011 compared to 52 weeks in fiscal 2009 and 2010 due to timing of fiscal period end. Amounts shown are not reduced to reflect the NEOs' elections, if any, to defer receipt of salary into the Executive Income Deferral ("EID") Program or into the Company's 401(k) Plan.

(2)
Amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2011, 2010, and 2009 and restricted stock units (RSUs) granted in 2010 under our Long Term Incentive Plan. Further information regarding the 2011 awards is included in the "Grants of Plan-Based Awards" and "Outstanding Equity Awards at Fiscal Year-End" tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the PSUs would be 200% of target. For 2011, Mr. Novak's PSU maximum value at grant date fair value would be $1,546,048; Mr. Carucci's PSU maximum value would be $470,026; Mr. Su's PSU maximum value would be $649,972; Mr. Allan's PSU maximum value would be $640,012; and Mr. Pant's PSU maximum value would be $339,972. In 2010, Mr. Su was the only NEO to receive an RSU grant. Mr. Su's RSU grant vests after five years and Mr. Su may not sell the shares until 12 months following retirement from the Company. The expense of Mr. Su's award is recognized over the vesting period.

(3)
The amounts shown in this column represent the grant date fair values of the stock options and SARs awarded in 2011, 2010 and 2009, respectively. For a discussion of the assumptions and methodologies used to value the awards reported in Column (d) and Column (e), please see the discussion of stock awards and option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of the 2011 Annual Report in Notes to Consolidated Financial Statements at Note 15, "Share-based and Deferred Compensation Plans."

(4)
Amounts in column (f) reflect the annual incentive awards earned for the 2011, 2010 and 2009 fiscal year performance periods, which were awarded by our Management Planning and Development Committee in January 2012, January 2011 and January 2010,

  respectively, under the YUM Leaders' Bonus Program, which is described further beginning on page 44 under the heading "Performance-Based Annual Incentive Compensation".

(5)
Amounts in column (g) reflect the aggregate increase in actuarial present value of age 62 accrued benefits under all actuarial pension plans during the 2011 fiscal year (using interest rate and mortality assumptions consistent with those used in the Company's financial statements). The change in pension value for 2011 is mainly the result of a significantly lower discount rate applied to calculate the present value of the benefit. See the Pension Benefits Table at page 64 for a detailed discussion of the Company's pension benefits. The Company does not pay "above market" interest on non-qualified deferred compensation; therefore, this column reflects pension accruals only. Mr. Pant was hired after September 30, 2001, and was ineligible for the Company's pension plan.

(6)
Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.

(7)
Mr. Allan announced at the end of 2011 that he would retire in March of 2012. Effective December 6, 2011 (the beginning of YRI's fiscal year), Mr. Pant assumed Mr. Allan's responsibilities as Chief Executive Officer of YRI. Mr. Allan continued as an executive officer reporting to Mr. Novak to assist in Mr. Pant's transition. No amounts are reported for Mr. Pant for the years 2010 and 2009 since he was not a NEO for those years.

ALL OTHER COMPENSATION TABLE

        The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2011.

Name (a)	Perquisites(1) (b)	Tax Reimbursements(2) (c)	Insurance premiums(3) (d)	Other(4) (e)	Total (f)

Novak	214,017	—	82,169	12,991	309,177
Carucci	—	—	18,798	—	18,798
Su	211,401	1,595,564	25,498	10,067	1,842,530
Allan	—	—	21,250	500	21,750
Pant	—	—	8,786	300,000	308,786

(1)
Amounts in this column include for Mr. Novak: incremental cost for the personal use of Company aircraft ($214,017)—we calculate the incremental cost to the Company of any personal use of Company aircraft based on the cost of fuel, trip-related maintenance, crew travel, on board catering, landing and license fees, "dead head" costs of flying planes to and from locations for personal use, and contract labor, and for Mr. Su: expatriate spendables/housing allowance ($211,401). As described further beginning on page 43 under the heading "2011 Executive Compensation Decisions", as of 2011, the Company ceased providing several perquisites including car allowance, country club membership, perquisite allowance and annual physical.

(2)
Amounts in this column reflect payments to the executive of tax reimbursements. For Mr. Su, as explained at page 51, this amount represents the Company provided tax reimbursement for China income taxes incurred on deferred income distributions and stock option exercises which exceed the marginal Hong Kong tax rate.

(3)
These amounts reflect the income each executive was deemed to receive from IRS tables related to Company provided life insurance in excess of $50,000 and from premiums paid by the Company for additional long term disability insurance for each executive as described in more detail at page 50. With respect to the life insurance, the Company provides every salaried employee with life insurance coverage up to one times the employee's salary plus target bonus. The amount of income deemed received with respect to the life insurance for Messrs. Novak, Carucci, Su, Allan and Pant was $18,030, $5,776, $12,848, $10,428 and $6,795, respectively. The additional long term disability premiums made on behalf of Messrs. Novak, Carucci, Su, Allan and Pant were $64,139, $13,022, $12,650, $10,822 and $1,991, respectively.

(4)
Except in the case of Mr. Pant, this column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits and the perquisites and other personal benefits shown in column (b) for each NEO. These other benefits include: home security expense, relocation expenses, tax preparation assistance and Company provided parking. For Mr. Pant, this column also includes Company annual allocations of $300,000 to an unfunded, unsecured account based retirement plan called the Leadership Retirement Plan.

GRANTS OF PLAN-BASED AWARDS

        The following table provides information on stock options, SARs, RSUs and PSUs granted for 2011 to each of the Company's NEOs. The amount of these awards that were expensed is shown in the Summary Compensation Table at page 57.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								All Other Option Awards; Number of Securities Underlying Options (#)(3) (j)	Exercise or Base Price of Option/SAR Awards ($/Sh)(4) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)			Grant Date Fair Value ($)(5) (l)

Novak	2/4/2011	0	2,320,000	6,960,000
	2/4/2011							496,254	49.30	5,807,028
	2/4/2011				0	15,680	31,360			773,024

Carucci	2/4/2011	0	800,000	2,400,000
	2/4/2011							122,200	49.30	1,429,951
	2/4/2011							101,833	49.30	1,191,622
	2/4/2011				0	4,767	9,534			235,013

Su	2/4/2011	0	1,150,000	3,450,000
	2/4/2011							142,567	49.30	1,668,280
	2/4/2011				0	6,592	13,184			324,986

Allan	2/4/2011	0	1,017,750	3,053,250
	2/4/2011							122,200	49.30	1,429,951
	2/4/2011				0	6,491	12,982			320,006

Pant	2/4/2011	0	646,875	1,940,625
	2/4/2011							101,833	49.30	1,191,622
	11/18/2011							94,949	53.84	1,227,160
	2/4/2011				0	3,448	6,896			169,986

(1)
Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amounts payable as annual incentive compensation under the YUM Leaders' Bonus Program based on the Company's performance and on each executive's individual performance during 2011. The actual amount of annual incentive compensation awarded for 2011 is shown in column (f) of the Summary Compensation Table on page 57. The performance measurements, performance targets, and target bonus percentages are described in the Compensation Discussion and Analysis beginning on page 44 under the discussion of annual incentive compensation.

(2)
Reflects grants of PSUs subject to performance-based vesting conditions under the Long Term Incentive Plan in 2011. The PSUs vest on December 28, 2013, subject to the Company's achievement of specified earnings per share ("EPS") growth during the performance period ending on December 28, 2013. The performance target for all the PSU awards granted to the NEOs in 2011 is compounded annual EPS growth of 10%, determined by comparing EPS as measured at the end of the performance period to base EPS (2010 EPS). Both base EPS and EPS for the performance period are adjusted to exclude certain items as described on page 47 of this proxy statement. If the 10% growth target is achieved, 100% of the PSUs will pay out in shares of Company stock. If less than 7% compounded EPS growth is achieved, there will be no payout. If EPS growth is at or above 16%, PSUs pay out at the maximum, which is 200% of target. If EPS growth is at or above the 7% threshold but below the 16% maximum, the awards will pay out in proportion to the level of EPS growth achieved between the threshold and the target and between the target and the maximum, as applicable. The terms of the PSUs provide that in case of a change in control during the first year of the award shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control.

(3)
Amounts in this column reflect the number of 2011 stock appreciation rights ("SARs") and stock options granted to executives during the Company's 2011 fiscal year. For each executive, the grants were made February 4, 2011 and for Mr. Pant, on November 18, 2011. SARs/stock options become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. (Except, however, 101,833 SARs and 94,949 SARs, granted to Mr. Carucci and Mr. Pant, respectively, become exercisable on the fifth anniversary of the grant date.) The terms of each SAR/stock option grant provides that, in case of a change in control, all outstanding awards become exercisable immediately. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise.

Participants who have attained age 55 with 10 years of service who terminate employment may exercise SARs/stock options that were vested on their date of termination through the expiration date of the SAR/stock option (generally, the tenth anniversary following the SARs/stock options grant date). Vested SARs/stock options of grantees who die may also be exercised by the grantee's beneficiary through the expiration date of the vested SARs/stock options and the grantees unvested SARs/stock options expire on the grantees' death. If a grantee's employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all SARs/stock options expire upon termination of employment.

(4)
The exercise price for Mr. Pant's Chairman's Award granted in 2011 equals the closing price of YUM common stock on the grant date, November 18, 2011. The exercise price of all of the other SARs/stock options granted in 2011 equals the closing price of YUM common stock on the grant date, February 4, 2011.

(5)
Amounts in this column reflect the full grant date fair value of the PSUs shown in column (g) and the SARs/stock options shown in column (j). These amounts reflect the amounts to be recognized by the Company as accounting expense and do not correspond to the actual value that will be recognized by the NEOs. The grant date fair value is the amount that the Company is expensing in its financial statements over the award's vesting schedule. For PSUs, fair value was calculated using the closing price of the Company's common stock on the date of grant. For SARs/stock options, fair value was calculated using the Black-Scholes value on the February 4, 2011 and November 18, 2011 grant dates of $11.70 and $12.92, respectively. For additional information regarding valuation assumptions of SARs/stock options, see the discussion of stock awards and option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of the 2011 Annual Report in Notes to Consolidated Financial Statements at Note 15, "Share-based and Deferred Compensation Plans."

There can be no assurance that the SARs/stock options will ever be exercised or PSUs paid out (in which case no value will be realized by the executive) or that the value upon exercise or payout will equal the grant date fair value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows the number of shares covered by exercisable and unexercisable stock options, SARs, and unvested RSUs and PSUs held by the Company's NEOs on December 31, 2011.

		Option/SAR Awards(1)					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (b)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (c)		Option/SAR Exercise Price ($) (d)	Option/SAR Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (g)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4) (h)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3) (i)

Novak	1/27/2004	585,934	—		$17.23	1/27/2014
	1/28/2005	334,272	—		$22.53	1/28/2015
	1/26/2006	517,978	—		$24.47	1/26/2016
	1/19/2007	490,960	—		$29.61	1/19/2017
	1/24/2008	321,254	107,085	(i)	$37.30	1/24/2018
	2/5/2009	287,551	287,551	(ii)	$29.29	2/5/2019
	2/5/2010	155,981	467,944	(iii)	$32.98	2/5/2020
	2/4/2011	—	496,254	(iv)	$49.30	2/4/2021
							—	—
							203,101	11,984,990	76,236	4,498,686

Carucci	1/23/2003	70,090	—		$12.16	1/23/2013
	1/27/2004	29,020	—		$17.23	1/27/2014
	1/27/2004	54,200	—		$17.23	1/27/2014
	1/28/2005	78,048	—		$22.53	1/28/2015
	1/26/2006	124,316	—		$24.47	1/26/2016
	1/19/2007	116,302	—		$29.61	1/19/2017
	1/24/2008	80,313	26,772	(i)	$37.30	1/24/2018
	1/24/2008	—	133,856	(v)	$37.30	1/24/2018
	2/5/2009	101,488	101,489	(ii)	$29.29	2/5/2019
	2/5/2010	43,029	129,089	(iii)	$32.98	2/5/2020
	2/4/2011	—	122,200	(iv)	$49.30	2/4/2021
	2/4/2011	—	101,833	(vii)	$49.30	2/4/2021
							—	—	23,180	1,367,852

Su	9/30/2002	72,178	—		$13.86	9/30/2012
	1/23/2003	98,950	—		$12.16	1/23/2013
	1/27/2004	58,040	—		$17.23	1/27/2014
	1/27/2004	117,188	—		$17.23	1/27/2014
	1/28/2005	130,078	—		$22.53	1/28/2015
	1/26/2006	124,316	—		$24.47	1/26/2016
	1/19/2007	132,918	—		$29.61	1/19/2017
	1/24/2008	80,313	26,772	(i)	$37.30	1/24/2018
	1/24/2008	—	267,712	(v)	$37.30	1/24/2018
	2/5/2009	101,488	101,489	(ii)	$29.29	2/5/2019
	2/5/2010	43,029	129,089	(iii)	$32.98	2/5/2020
	2/4/2011	—	142,567	(iv)	$49.30	2/4/2021
							—	—
							176,616	10,422,110	31,984	1,887,376

		Option/SAR Awards(1)					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (b)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (c)		Option/SAR Exercise Price ($) (d)	Option/SAR Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (g)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4) (h)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3) (i)

Allan	1/24/2002	45,000	—		$13.28	1/24/2012
	1/23/2003	86,582	—		$12.16	1/23/2013
	5/15/2003	76,322	—		$13.10	5/15/2013
	1/27/2004	58,040	—		$17.23	1/27/2014
	1/27/2004	117,188	—		$17.23	1/27/2014
	1/28/2005	108,400	—		$22.53	1/28/2015
	1/26/2006	124,316	—		$24.47	1/26/2016
	1/19/2007	99,688	—		$29.61	1/19/2017
	1/19/2007	—	332,292	(vi)	$29.61	1/19/2017
	1/24/2008	120,471	40,157	(i)	$37.30	1/24/2018
	2/5/2009	101,488	101,489	(ii)	$29.29	2/5/2019
	2/5/2010	43,029	129,089	(iii)	$32.98	2/5/2020
	2/4/2011	—	122,200	(iv)	$49.30	2/4/2021
							—	—	31,782	1,875,456

Pant	7/21/2005	38,596	—		$26.53	7/21/2015
	1/26/2006	41,440	—		$24.47	1/26/2016
	1/26/2006	49,726	—		$24.47	1/26/2016
	1/19/2007	49,844	—		$29.61	1/19/2017
	1/24/2008	—	133,856	(v)	$37.30	1/24/2018
	1/24/2008	40,157	13,386	(i)	$37.30	1/24/2018
	2/5/2009	67,659	67,659	(ii)	$29.29	2/5/2019
	2/5/2010	28,686	86,059	(iii)	$32.98	2/5/2020
	2/4/2011	—	101,833	(iv)	$49.30	2/4/2021
	11/18/2011	—	94,949	(viii)	$53.84	11/18/2021
							—	—	15,386	907,928

(1)
Except as provided below, all options and SARs listed above vest at a rate of 25% per year over the first four years of the ten-year option term. Grants expiring on September 30, 2012 for Mr. Su, May 15, 2013 for Mr. Allan, the first grant listed as expiring on January 27, 2014 for Messrs. Carucci, Su and Allan and the first grant listed as expiring on January 26, 2016 were granted with 100% vesting after four years.

The actual vesting dates for unexercisable award grants are as follows:

(i)
All the unexercisable shares will vest on January 24, 2012.

(ii)
One-half of the unexercisable shares will vest on each of February 5, 2012 and 2013.

(iii)
One-third of the unexercisable shares will vest on each of February 5, 2012, 2013 and 2014.

(iv)
One-fourth of the unexercised shares will vest on each of February 4, 2012, 2013, 2014 and 2015.

(v)
All unexercisable shares will vest on January 24, 2013.

(vi)
All unexercisable shares will vest on January 19, 2012.

(vii)
All unexercisable shares will vest on February 4, 2016.

(viii)
All unexercisable shares will vest on November 18, 2016.

(2)
Amounts in this column represent RSUs that have not vested. In the case of Mr. Novak the 203,101 RSUs represent a 2008 retention award (including accrued dividends) that vests after 4 years and in the case of Mr. Su 176,616 RSUs represent a 2010 retention award (including accrued dividends) that vests after 5 years.

(3)
The market value of these awards are calculated by multiplying the number of shares covered by the award by $59.01, the closing price of YUM stock on the NYSE on December 30, 2011.

(4)
The awards reflected in this column are unvested performance-based PSUs with three-year performance periods that are scheduled to vest on December 29, 2012 or December 28, 2013 if the performance targets are met. In accordance with SEC rules, the PSU awards are reported at their maximum payout value. The PSUs for the performance period ending on December 31, 2011 are not included in the table as they vested on December 31, 2011; instead, these PSUs are reported in the Option Exercises and Stock Vested table on page 64.

OPTION EXERCISES AND STOCK VESTED

        The table below shows the number of shares of YUM common stock acquired during 2011 upon exercise of stock options and vesting of stock awards in the form of RSUs and PSUs, each before payment of applicable withholding taxes and broker commissions.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(1) (d)	Value realized on Vesting ($) (e)

Novak	824,574	37,862,433	47,675	2,813,294
Carucci	61,808	2,556,323	43,347	2,280,642
Su	171,640	7,488,629	19,973	1,178,600
Allan	114,600	4,585,547	19,973	1,178,600
Pant	—	—	48,543	2,484,704

(1)
These amounts represent RSUs and PSUs that became vested in 2011. The shares represented by RSUs will be distributed in accordance with the deferral election made by the NEO under the EID Program. See page 68 for a discussion of the EID Program.

PENSION BENEFITS

        The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the YUM! Brands Retirement Plan ("Retirement Plan") and the YUM! Brands, Inc. Pension Equalization Plan ("Pension Equalization Plan") or the YUM! Brands International Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements.

	2011 Fiscal Year Pension Benefits Table
Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit(4) ($) (d)	Payments During Last Fiscal Year ($) (e)

Novak	Qualified Retirement Plan(1)	25	1,121,430	—
	Pension Equalization Plan(2)	25	26,511,550	—

Carucci	Qualified Retirement Plan	27	772,653	—
	Pension Equalization Plan	27	8,100,607	—

Su	International Retirement Plan(3)	22	12,238,452	—

Allan*	Qualified Retirement Plan	8	561,427	—
	Pension Equalization Plan	8	4,839,814	—

Pant**	Qualified Retirement Plan			—
	Pension Equalization Plan			—

*
Under these plans, Mr. Allan only receives credited service for his eligible U.S. based service. Mr. Allan was based outside the U.S. for 11 years. He did not accrue a benefit under any retirement plan based upon final compensation or years of service as in the case of these plans.

**
Mr. Pant is not accruing a benefit under these plans because he was hired after September 30, 2001 and is therefore ineligible for these benefits. Mr. Pant participates in an unfunded, unsecured account based retirement plan called the Leadership Retirement Plan to which the Company made allocations in 2011.

  (1)   YUM! Brands Retirement Plan

          The Retirement Plan and the Pension Equalization Plan (discussed below) provide an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. Both plans apply the same formulas (except as noted below), and together they replace the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

  Benefit Formula

          Benefits under the Retirement Plan are based on a participant's Final Average Earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant's Normal Retirement Benefit from the plan is equal to

  A.
  3% of Final Average Earnings times Projected Service up to 10 years of service, plus

  B.
  1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

  C.
  .43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction the numerator of which is actual service as of date of termination and the denominator of which is the participant's Projected Service. Projected Service is the service that the participant would have earned if he had remained employed with the Company until his Normal Retirement Age (generally age 65).

        If a participant leaves employment after becoming eligible for Early or Normal Retirement, benefits are calculated using the formula above except that actual service attained at the participant's retirement date is used in place of Projected Service.

Final Average Earnings

        A participant's Final Average Earnings is determined based on his highest 5 consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant's base pay and annual incentive compensation from the Company, including amounts under the YUM Leaders' Bonus Program. In general base pay includes salary, vacation pay, sick pay and short term disability payments. Extraordinary bonuses and lump sum payments made in connection with a participant's termination of employment are not included.

Vesting

        A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he has been credited with at least 5 years of vesting service. Upon attaining 5 years of vesting service, a participant becomes 100% vested. All NEOs are vested, except for Mr. Pant, who is ineligible for the plan.

Normal Retirement Eligibility

        A participant is eligible for Normal Retirement following the later of age 65 or 5 years of vesting service.

Early Retirement Eligibility and Reductions

        A participant is eligible for Early Retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for Early Retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

        The table below shows when each of the NEOs will be eligible or became eligible for Early Retirement and the estimated lump sum value of the benefit each participant would receive from the YUM plans (both qualified and non-qualified) if he retired from the Company at that time and received a lump sum payment (except however, in the case of Messrs. Novak, Su and Allan, who are already Early Retirement eligible, the estimated lump sum is calculated as if they retired on December 31, 2011).

Name	Earliest Retirement Date	Estimated Lump Sum from the Qualified Plan(1)	Estimated Lump Sum from the Non-Qualified Plan(2)	Total Estimated Lump Sum

David Novak	November 1, 2007	1,269,274.19	30,006,706.83	31,275,981.02
Richard Carucci	July 1, 2012	1,148,127.75	8,623,279.02	9,771,406.77
Jing-Shyh S. Su	May 1, 2007	—	13,692,345.55	13,692,345.55
Graham Allan	May 1, 2010	691,794.05	5,963,660.93	6,655,454.98
Muktesh Pant		—	—	—

(1)
The YUM! Brands Retirement Plan

(2)
Mr. Su's benefit is paid solely from the YUM! Brands International Retirement Plan. All other non-qualified benefits are paid from the YUM! Brands Inc. Pension Equalization Plan.

        The estimated lump sum values in the table above are calculated assuming no increase in the participant's Final Average Earnings. The lump sums are estimated using the mortality table and interest assumption as used for purposes of financial accounting. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant's Final Average Earnings at his date of retirement.

Termination of Employment Prior to Retirement

        If a participant terminates employment, either voluntarily or involuntarily, prior to meeting eligibility for Early or Normal Retirement, benefits will be actuarially reduced from age 65 to his early commencement date using the mortality rates in the YUM! Brands Retirement Plan and an interest rate equal to 7% (e.g., this results in a 62.97% reduction at age 55). In addition, the participant may NOT elect to receive his benefit in the form of a lump sum.

Lump Sum Availability

        Lump sum payments are available to participants who meet the requirements for Early or Normal Retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3) (currently this is the annual 30-year Treasury rate for the 2nd month preceding the date of distribution and the gender blended 1994 Group Annuity Reserving Table as set forth in Revenue Ruling 2001-62).

(2)   YUM! Brands Inc. Pension Equalization Plan

        The YUM! Brands Inc. Pension Equalization Plan is an unfunded, non-qualified plan that complements the YUM! Brands Retirement Plan by providing benefits that federal tax law bars providing under the Retirement Plan. Benefits are generally determined and payable under the same terms and conditions as the Retirement Plan (except as noted below) without regard to federal tax limitations on amounts of includible compensation and maximum benefits. Benefits paid are reduced by the value of benefits payable under the Retirement Plan.

        Participants who earned at least $75,000 during calendar year 1989 are eligible to receive benefits calculated under the Retirement Plan's pre-1989 formula, if this calculation results in a larger benefit from the YUM! Brands Inc. Pension Equalization Plan. Messrs. Novak, Carucci, and Allan qualify for benefits under this formula. This formula is similar to the formula described above under the Retirement Plan except that part C of the formula is calculated as follows:

  C.
  1 2/3% of an estimated primary Social Security amount multiplied by Projected Service up to 30 years

        Retirement distributions are always paid in the form of a lump sum. In the case of a participant whose benefits are payable based on the pre-1989 formula, the lump sum value is calculated as the actuarial equivalent to the participant's 50% Joint and Survivor Annuity with no reduction for survivor coverage. In all other cases, lump sums are calculated as the actuarial equivalent of the participant's life only annuity. Participants who terminate employment prior to meeting eligibility for Early or Normal Retirement must take their benefits from this plan in the form of a monthly annuity.

(3)   YUM! Brands International Retirement Plan

        The YUM! Brands International Retirement Plan (the "YIRP") is an unfunded, non-qualified defined benefit plan that covers certain international employees who are designated by the Company as third country nationals. Mr. Su is eligible for benefits under this plan. The YIRP provides a retirement benefit similar to the Retirement Plan except that part C of the formula is calculated as the sum of:

  a)
  Company financed State benefits or Social Security benefits if paid periodically

  b)
  The actuarial equivalent of all State paid or mandated lump sum benefits financed by the Company

  c)
  Any other Company financed benefits that are attributable to periods of pensionable service and that are derived from a plan maintained or contributed to by the Company or one or more of the group of corporations that is controlled by the Company.

        Benefits are payable under the same terms and conditions as the Retirement Plan without regard to Internal Revenue Service limitations on amounts of includible compensation and maximum benefits.

(4)   Present Value of Accumulated Benefits

        As noted at footnote 5 of the Summary Compensation Table on page 58, the change in pension value for the 2011 fiscal year is mainly the result of a significantly lower discount rate applied to calculate the present value of the benefit. For all plans, the Present Value of Accumulated Benefits (determined as of December 31, 2011) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. In Mr. Carucci's case, he has not attained eligibility for Early or Normal Retirement, therefore, benefits are based on the formula applicable to non-retirement eligible participants as discussed above. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations.

NONQUALIFIED DEFERRED COMPENSATION

        Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company's Executive Income Deferral ("EID") Program and Leadership Retirement Plan ("LRP"). Both plans are unfunded, unsecured deferred, account based compensation plans. For each calendar year, participants are permitted under the EID program to defer up to 85% of their base pay and/or 100% of their annual incentive award. As discussed at page 50, Mr. Pant is eligible to participate in the LRP. The LRP provides an annual allocation to Mr. Pant's account equal to 20% of his salary plus target bonus.

        Deferred Program Investments under the EID.    Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12 month investment returns are shown in parenthesis):

  •
  YUM! Stock Fund (20.31%*)

  •
  S&P 500 Index Fund (2.06%)

  •
  Bond Market Index Fund (7.72%)

  •
  Stable Value Fund (0.68%)

*
assumes dividends are not reinvested

        All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company's 401(k) Plan. The YUM! Stock Fund tracks the investment return of the Company's common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except funds invested in the YUM! Stock Fund may not be transferred once invested in this fund.

        LRP Account Returns.    The LRP provides an annual earnings credit to each participant's account based on the value of participant's account at the end of each year. Under the LRP, Mr. Pant receives an annual earnings credit equal to 5%.

        Distributions under EID and LRP.    When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year—whether or not employment has then ended—or at a time that begins at or after the executive's retirement or separation or termination of employment.

        Distributions can be made in a lump sum or up to 20 annual installments. Initial deferrals are subject to a minimum two year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

  •
  Distribution schedules cannot be accelerated (other than for a hardship)

  •
  To delay a previously scheduled distribution,

  •
  A participant must make an election at least one year before the distribution otherwise would be made, and

  •
  The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

        With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

        Investments in the YUM! Stock Fund are only distributed in shares of Company stock.

        Under the LRP, participants receive a distribution of their vested account balance following the later to occur of their attainment of age 55 or retirement from the Company.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)

Novak	5,066,880	—	23,636,197	130,624	143,102,624
Carucci	1,589,445	—	1,398,075	518,940	11,605,416
Su	2,628,986	—	595,205	3,891,518	4,831,328
Allan	—	—	2,681,854	102,507	15,368,286
Pant	—	300,000	1,028,853	162,288	6,757,042

(1)
Amounts in this column reflect amounts that were also reported as compensation in our Summary Compensation Table filed last year or would have been reported as compensation in our Summary Compensation Table last year if the executive were a NEO.

(2)
Amounts in this column reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program described in the narrative above this table. Since these earnings are market based returns, they are not reported in the Summary Compensation Table.

(3)
All amounts shown were distributed in accordance with the executive's deferral election, except in the case of the following amount distributed to pay payroll taxes due upon vesting of RSUs under the EID Program during the year:

Carucci	38,380.34
Allan	102,506.81
Pant	47,476.12
(4)
Amounts reflected in this column are the year-end balances for each executive under the EID Program. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company's Summary Compensation Table for 2011 and prior years or would have been reported as compensation if the executive had been a NEO in those previous years.

Novak	43,859,487
Carucci	6,699,203
Su	4,347,903
Allan	5,024,820
Pant	2,880,085

        The difference between these amounts and the amount of the year-end balance for each executive represents the total aggregate earnings accumulated under the program with respect to that compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO's employment had terminated on December 31, 2011, given the NEO's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company's 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

        Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

        Stock Options and SAR Awards.    If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2011, they could exercise the stock options and SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Fiscal Year-End table on page 62, otherwise all options and SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2011, exercisable stock options and SARs would remain exercisable through the term of the award. Except in the case of a change in control, described below, no stock options or SARs become exercisable on an accelerated basis. Benefits a NEO may receive on a change of control are discussed below.

        Deferred Compensation.    As described in more detail beginning at page 68, the NEOs participate in the EID Program, which permits the deferral of salary and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 69 reports each NEO's aggregate balance at December 31, 2011. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 69. The amounts they would have been entitled to in case of a voluntary or involuntary termination as of December 31, 2011 are as follows:

	Voluntary Termination ($)	Involuntary Termination ($)
Novak	143,102,624	143,102,624
Carucci	11,605,416	11,605,416
Su	4,831,328	4,831,328
Allan	15,368,286	15,368,286
Pant	5,561,560	5,561,560

        Payouts to the executive under the EID Program would occur in accordance with the executive's elections. In the case of amounts deferred after 2002, such payments deferred until termination of employment or retirement will not begin prior to six months following the executive's termination of employment. Executives may receive their benefit in a lump sum payment or in installment payments for up to 20 years. Each of the NEOs has elected to receive payments in a lump sum.

        Performance Share Unit Awards.    If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired, become disabled or had died as of December 31, 2011, the PSU award will be paid out based on actual performance for the performance period, subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these terminations had occurred on December 31, 2011, Messrs. Novak, Carucci, Su, Allan and Pant would have been entitled to $1,737,628, $528,330, $728,416, $726,389 and $338,354, respectively, assuming target performance.

        Pension Benefits.    The Pension Benefits Table on page 64 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming termination of employment as of December 31, 2011. The table on page 66 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

        Life Insurance Benefits.    For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 59. If the NEOs had died on December 31, 2011, the survivors of Messrs. Novak, Carucci, Su, Allan and Pant would have received Company paid life insurance of $3,360,000, $1,600,000, $2,150,000, $1,903,000 and $1,500,000, respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3.5 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

        Change in Control.    Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Novak, Carucci, Su, Allan and Pant). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

  •
  a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination,

  •
  a severance payment equal to two times the sum of the executive's base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company,

  •
  outplacement services for up to one year following termination, and

  •
  a "tax gross-up payment" which, in the event an executive becomes entitled to receive a severance payment and other severance benefits and such severance payment and benefits are subject to an excise tax, ensures the executive will be in the same after-tax position as if no excise tax had been imposed. (Except, however, where the severance payment to the executive will generate an excise tax but the total severance payment does not exceed by more than 10% the threshold for which the excise tax becomes payable, then no gross-up payment will be made and the executive's severance payment will be reduced to the threshold to ensure no excise tax is payable.)

        In addition to the payments described above under the agreements, upon a change in control:

  •
  All stock options and SARs held by the executive will automatically vest and become exercisable.

  •
  All RSUs under the Company's EID Program held by the executive will automatically vest.

  •
  All PSU awards under the Company's Performance Share Plan awarded in the year in which the change in control occurs will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that begin before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control.

        The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

        Generally, pursuant to the agreements, a change in control is deemed to occur:

  (i)
  if any person acquires 20% or more of the Company's voting securities (other than securities acquired directly from the Company or its affiliates);

  (ii)
  if a majority of the Directors as of the date of the agreement are replaced other than in specific circumstances; or

  (iii)
  upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company's Directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities.

        If a change in control had occurred as of December 31, 2011, the following payments, or other benefits would have been made.

	Novak $	Carucci $	Su $	Allan $	Pant $
Annual Incentive	4,541,400	1,566,000	3,105,000	2,015,145	1,110,038
Severance Payment	13,033,760	4,778,890	7,257,972	4,621,115	3,000,000
Outplacement	25,000	25,000	25,000	25,000	25,000
Excise Tax and Gross-Up	—	—	—	—	1,891,883
Accelerated Vesting of Stock Options and SARs	27,870,040	12,039,034	14,154,013	18,204,195	8,927,250
Accelerated Vesting of RSUs	11,984,990	—	10,422,110	—	—
Acceleration of PSU Performance/Vesting	1,737,628	528,330	728,416	726,389	338,354
Total	59,192,818	18,937,254	35,692,511	25,591,844	15,292,525

DIRECTOR COMPENSATION

        As described more fully below, this table summarizes compensation paid to each non-employee director during 2011.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option/SAR Awards ($)(2)(3) (d)	All Other Compensation ($)(4) (e)	Total ($) (f)
Dorman, David		170,000	36,239	—	206,239
Ferragamo, Massimo		170,000	36,239	—	206,239
Grissom, David		190,000	36,239	—	226,239
Hill, Bonnie	85,000	85,000	36,239	3,500	209,739
Holland, Robert		170,000	36,239	—	206,239
Langone, Kenneth		170,000	36,239	10,000	216,239
Linen, Jonathan		170,000	36,239	—	206,239
Nelson, Thomas		170,000	36,239	—	206,239
Ryan, Thomas		180,000	36,239	—	216,239
Walter, Robert		180,000	36,239	10,000	226,239

(1)
Amounts in this column represent the grant date fair value for annual stock retainer awards granted to directors in 2011.

(2)
Amounts in this column represent the grant date fair value for annual SARs granted in fiscal 2011. These amounts do not reflect amounts paid to or realized by the director for fiscal 2011. For a discussion of the assumptions used to value the awards, see the discussion of stock awards and option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of the 2011 Annual Report in Notes to Consolidated Financial Statements at Note 15, "Share-based and Deferred Compensation Plans."

(3)
At December 31, 2011, the aggregate number of options and SARs awards outstanding for non-management directors was:

Name	Options	SARs
Dorman, David	10,476	21,679
Ferragamo, Massimo	15,982	21,679
Grissom, David	15,470	21,679
Hill, Bonnie	15,176	21,679
Holland, Robert	15,982	21,679
Langone, Kenneth	—	21,679
Linen, Jonathan	10,476	21,679
Nelson, Thomas	—	26,859
Ryan, Thomas	19,414	21,679
Walter, Robert	—	15,246

  Mr. Novak's and Mr. Su's outstanding awards are set forth on page 62.

(4)
Represents amount of matching charitable contributions made on behalf of the director under the Company's matching gift program and/or the amount charitable contribution made in the director's name.

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

        Employee Directors.    Employee directors do not receive additional compensation for serving on the Board of Directors.

        Non-Employee Directors Annual Compensation.    Each director who is not an employee of YUM receives an annual stock grant retainer with a fair market value of $170,000 and an annual grant of vested SARs with respect to $150,000 worth of YUM common stock ("face value") with an exercise price equal to the fair market value of Company stock on the date of grant. (Prior to 2006, directors received an annual grant of vested stock options.) Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. For 2011, Bonnie Hill requested and received approval by the Committee chair for a cash payment equal to one-half of her stock retainer. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years. In recognition of the added duties of these chairs, the Chairperson of the Audit Committee (Mr. Grissom in 2011) receives an additional $20,000 stock retainer annually and the Chairpersons of the Management Planning and Development Committee (Mr. Ryan in 2011) and Nominating and Governance Committee (Mr. Walter in 2011) each receive an additional $10,000 stock retainer annually.

        Initial Stock Grant upon Joining Board.    Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

        Stock Ownership Requirements.    Similar to executive officers, directors are subject to share ownership requirements. The directors' requirements provide that directors will not sell any of the Company's common stock received as compensation for service on the Board until the director has ceased being a member of the Board for one year (sales are permitted to cover income taxes attributable to any stock retainer payment or exercise of a stock option or SAR).

        Matching Gifts.    To further YUM's support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as YUM's employees. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000.

        Insurance.    We also pay the premiums on directors' and officers' liability and business travel accident insurance policies. The annual cost of this coverage is approximately $2.5 million. This is not included in the tables above as it is not considered compensation to the directors.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes, as of December 31, 2011, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees under the 1999 Long Term Incentive Plan ("1999 Plan"), the 1997 Long Term Incentive Plan (the "1997 Plan"), SharePower Plan and Restaurant General Manager Stock Option Plan ("RGM Plan").

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	23,726,820	(1)	31.20	(2)	11,212,065	(3)
Equity compensation plans not approved by security holders(4)	931,351		32.59	(2)	7,340,965
Total	24,658,171	(1)	31.28	(2)	18,553,030	(3)

(1)
Includes 5,930,782 shares issuable in respect of RSUs, performance units and deferred units. The performance units included in this share number reflect the target number payout. For additional information about performance units, refer to the information on page 48 and under the 2011 Grants of Plan-Based Awards Table beginning on page 60 of this proxy statement.

(2)
Weighted average exercise price of outstanding options and SARs only.

(3)
Includes 5,606,032 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the 1999 Plan.

(4)
Awards are made under the RGM Plan.

What are the key features of the 1999 Plan?

        The 1999 Plan provides for the issuance of up to 70,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the 1999 Plan. The purpose of the 1999 Plan is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The 1999 Plan is administered by the Management Planning and Development Committee of the Board of Directors. The exercise price of a stock option grant or SAR under the 1999 Plan may not be less than the average market price of our stock on the date of grant for years prior to 2008 or the closing price of our stock on the date of the grant beginning in 2008, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the 1999 Plan generally vest over a one to four year period and expire ten years from the date of the grant. Our shareholders approved the 1999 Plan in May 1999, and the plan as amended in 2003 and again in 2008.

What are the key features of the 1997 Plan?

        The 1997 Plan provides for the issuance of up to 90,000,000 shares of stock. Effective January 1, 2002, only restricted shares could be issued under this plan. This plan is utilized with respect to payouts on shares from our deferral plans and was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the SharePower Plan?

        The SharePower Plan provides for the issuance of up to 28,000,000 shares of stock. The SharePower Plan allows us to award non-qualified stock options, SARs, restricted stock and restricted stock units. Employees, other than executive officers, are eligible to receive awards under the SharePower Plan. The SharePower Plan is administered by the Management Planning and Development Committee of the Board of Directors. The exercise price of a stock option or SAR grant under the SharePower Plan may not be less than the closing price of our stock on the date of the grant and no option or SAR may have a term of more than ten years. The options that are currently outstanding under the SharePower Plan generally vest over a one to four year period beginning on the date of grant. The SharePower Plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the RGM Plan?

        The RGM Plan provides for the issuance of up to 30,000,000 shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allows us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees, other than executive officers, are eligible to receive awards under the RGM Plan. The purpose of the RGM Plan is (i) to give restaurant general managers ("RGMs") the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of YUM's other shareholders, (iii) to emphasize that the RGM is YUM's #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees are eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Management Planning and Development Committee of the Board of Directors, and the Management Planning and Development Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

        The members of the Audit Committee are J. David Grissom, Chair, Robert Holland, Jr., Kenneth G. Langone, Jonathan S. Linen and Thomas C. Nelson.

        The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Grissom, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Grissom has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

        The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee's responsibilities are set forth in this charter, which was amended and restated effective March 27, 2009. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our Web site at www.yum.com/investors/governance.

What are the responsibilities of the Audit Committee?

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the adequacy of the Company's system of internal controls and procedures and disclosure controls and procedures, the Company's risk management, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of the Company's internal audit function and independent auditors. The Committee has sole authority over the selection of the Company's independent auditors and manages the Company's relationship with its independent auditors (who report directly to the Committee). The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

        The Committee met 9 times during 2011. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meetings generally include private sessions with the Company's independent auditors and with the Company's internal auditors, in each case without the presence of the Company's management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

        Management is responsible for the Company's financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company's independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company's internal control over financial reporting. The Committee's responsibility is to monitor and review the Company's financial reporting process and discuss management's report on the Company's internal control over financial reporting. It is not the Committee's duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management's representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company's internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company's financial statements and effectiveness of internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

        As part of its oversight of the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent auditors all annual and quarterly financial statements prior to their issuance. During 2011, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews include discussions with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax services), on the amount of fees and scope of audit, audit-related and tax services provided.

        In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company's internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company's independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2011?

        Based on the Committee's discussions with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the Board of Directors, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Who prepared this report?

        This report has been furnished by the members of the Audit Committee:

J. David Grissom, Chairperson	Robert Holland, Jr.
Kenneth G. Langone	Jonathan S. Linen
Thomas C. Nelson

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $10,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

        YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience, to reduce our environmental impact and to reduce Annual Report printing and mailing costs.

        To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

        To elect this option, go to www.amstock.com, click on Shareholder Account Access, log in and locate the option to Receive Company Mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

        If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, American Stock Transfer and Trust Company, LLC, 59 Maiden Lane, New York, NY 10038 or by logging onto our Transfer Agent's Web site at www.amstock.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company, LLC.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

        The Company has adopted a procedure called "householding" which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 439-4986 or by sending an e-mail to yum.investor@yum.com.

May I propose actions for consideration at next year's Annual Meeting of Shareholders or nominate individuals to serve as directors?

        Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2013 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 by December 7, 2012. The proposal should be sent to the attention of the Corporate Secretary.

        Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2013 Annual Meeting no later than the date specified in our bylaws. If the 2013 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year's meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Our Annual Meeting of Shareholders is generally held on the third Thursday of May. Assuming that our 2013 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 18, 2013.

        The Board is not aware of any matters that are expected to come before the 2012 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

        The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

        Bylaw Provisions.    You may contact YUM's Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Exhibit A

YUM! Brands, Inc.
Charter of the Audit Committee of the Board of Directors
(As Amended and Restated Effective as of March 27, 2009)

I.      Name

There will be a committee of the Board of Directors (the "Board") of YUM! Brands, Inc. (the "Company") to be known as the Audit Committee (the "Committee").

II.    Committee Purpose

The Committee is appointed by the Board to assist the Board in its oversight of: (A) the integrity of the financial statements of the Company, (B) the Company's compliance with legal and regulatory requirements, (C) the Company's system of internal controls and procedures and disclosure controls and procedures, (D) the independent auditors' qualifications and independence, and (E) the performance of the Company's internal audit function and independent auditors. The Committee shall have responsibility and authority with respect to the matters set forth in this charter for the Company and its subsidiaries.

III.   Committee Membership

  1.
  The Committee shall have at least three (3) members at all times, each of whom shall satisfy the applicable independence, experience and financial expertise/literacy requirements of the New York Stock Exchange ("NYSE") and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder.

  2.
  The Board shall appoint the members of the Committee annually, and shall designate the Chairman of the Committee. Each member of the Committee shall serve until the earlier to occur of the date he or she is replaced by the Board, resigns from the Committee or resigns from the Board. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the applicable independence, experience and financial expertise/literacy requirements referred to above. Except as expressly provided in this charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the NYSE, the Committee shall fix its own rules of procedure.

  3.
  No Director may serve as a member of the Committee if he or she serves on the audit committee of more than three public companies unless the Board determines that such simultaneous service would not impair his or her ability to effectively serve on the Committee, and discloses this determination in the Company's annual proxy statement. No member of the Committee may receive any compensation from the Company other than Director's fees, which may be received in cash, stock options or other in-kind consideration.

IV.    Meetings of Committee

  1.
  The Committee shall meet at least four (4) times each fiscal year, and at such other times as are necessary to perform the functions described in this charter. The Committee shall maintain minutes or other records of its meetings and activities, and shall make regular reports to the Board.

  2.
  The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

1

V.     Committee Authority and Responsibilities

  1.
  The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee and assist in carrying out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Company shall provide for payment for such services and investigations, as determined by the Committee.

  2.
  The Committee shall meet periodically by itself, with management, with the internal auditors and with the independent auditors in separate executive sessions in furtherance of its purposes.

  3.
  The Committee shall, with the assistance of management, the independent auditors and legal counsel, as the Committee deems appropriate, review and evaluate, at least annually, this charter and the Committee's performance, and report and make appropriate recommendations to the Board with respect thereto.

  4.
  The Committee shall prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement. The Committee shall ensure inclusion of its then current charter in its annual proxy statement at least once every three years in accordance with regulations of the SEC.

  5.
  In performing its functions, the Committee shall undertake those additional tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Committee. The following functions will be periodically performed by the Committee in carrying out its oversight responsibility:

  A.
  Review and discuss with management and the independent auditors, as applicable,

  (i)
  critical accounting policies and practices and major issues regarding accounting principles and financial statement presentations, including any significant changes or choices in the Company's application of accounting principles;

  (ii)
  management's process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, including any significant deficiencies or material weaknesses identified and any special audit steps adopted in light of material control deficiencies.

  (iii)
  management's report on its assessment of the effectiveness of internal controls over financial reporting as of the end of each fiscal year and the independent auditors' report on the effectiveness of internal control over financial reporting;

  (iv)
  any changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company's internal control over financial reporting that are required to be disclosed;

  (v)
  analyses prepared by management or the independent auditors setting forth significant financial reporting issues, estimates and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative accounting treatments of financial information within accounting principles generally accepted in the United States of America ("GAAP");

  (vi)
  any management letter provided by the independent auditors and the Company's response to that letter;

  (vii)
  other material written communications between the independent auditors and management,

2

      (viii)
      any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors' activities or on access to requested information and management's response thereto; and

      (ix)
      the effect of evolving regulatory and accounting issues, as well as off-balance sheet arrangements, on the financial statements of the Company.

    B.
    Discuss generally with management earnings press releases, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

    C.
    Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

    D.
    Review at least annually the exceptions noted in the reports to the Audit Committee by the internal and independent auditors, and the progress made in responding to the exceptions.

    E.
    Discuss with management and the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were passed as immaterial or otherwise.

    F.
    Review with management and the General Counsel the Company's system for assessing whether the Company's financial statements, reports and other financial information required to be disseminated to the public and filed with governmental organizations satisfy the requirements of the SEC and NYSE.

    G.
    Establish policies for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

    H.
    Review related party transactions and potential conflict of interest situations where appropriate.

    I.
    Review the Company's accounting and financial management succession planning.

    J.
    Ensure that the Company maintains an internal audit function.

    K.
    Discuss with the independent auditors the internal audit department and its audit plan, responsibilities, budget and staffing.

    L.
    Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

    M.
    Review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's evaluation of the effectiveness of the design and operation of disclosure controls and procedures.

  6.
  The Committee shall review and consider other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

3

VI.   Oversight of Independent Auditors

  1.
  The Committee shall have the sole authority to appoint or replace the independent auditors, and shall approve in advance all audit and non-audit engagement fees and terms with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a specified member or members of the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or audit related work, and the independent auditors shall report directly to the Committee.

  2.
  The Committee shall not approve the engagement of the independent auditors to render non-audit services prohibited by law or rules and regulations promulgated by the SEC. The Committee shall consider whether the provision of non-audit services is compatible with maintaining the independent auditors' independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the independent auditors to review any advice rendered by the independent auditors in connection with the provision of non-audit services.

  3.
  The following functions will be periodically performed by the Committee in carrying out its oversight responsibility with respect to the independent auditors:

  A.
  Review the scope, plan and procedures to be used on the annual audit, as recommended by the independent auditors.

  B.
  Prior to filing the Company's Form 10-K, review and discuss with the independent auditors and management the Company's annual audited financial statements, the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  C.
  Prior to filing the Company's Form 10-Q, review and discuss with the independent auditors and management the Company's quarterly financial statements, the disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and any matters described in the quarterly review letter from the independent auditors, including the results of the independent auditors' reviews of the quarterly financial statements.

  D.
  Obtain and review a report from the independent auditors at least annually regarding (i) the independent auditors' internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

  E.
  Evaluate the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner of the independent auditors and taking into account the opinions of management and the Company's internal auditors.

  F.
  Receive from the independent auditors at least annually a written report delineating all relationships between the independent auditors and the Company which may impact the objectivity and independence of the independent auditors. The report shall include a

4

      description of all services provided by the independent auditors and the related fees. The Committee shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors, and recommend that the Board take action to satisfy itself of the independence of the independent auditors.

    G.
    Ensure that the lead audit partner of the independent auditors, the audit partner responsible for reviewing the audit and any other partners of the independent auditors who perform audit services for the Company are rotated at least every five years to the extent required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, and further consider rotation of the independent audit firm.

    H.
    Review any reports of the independent auditors mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the independent auditors any information with respect to illegal acts in accordance with Section 10A.

VII.  Compliance with Laws, Regulations and Policies

The Committee will assist the Board in the oversight of the Company's compliance with policies and procedures addressing legal and ethical concerns. The following functions are some of the common recurring activities of the Committee in carrying out this oversight responsibility:

  1.
  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Worldwide Code of Conduct and Policy on Conflict of Interest.

  2.
  Obtain reports from management, the Company's Vice President, Audit, and General Counsel as to whether the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company's Worldwide Code of Conduct and Policy on Conflict of Interest. Review annual compliance solicitation regarding these policies with the Vice President, Audit.

  3.
  Review with the Company's General Counsel legal or regulatory matters that may have a material impact on the Company's financial statements, compliance programs and policies and any material reports or inquiries relating to financial, accounting or other matters received from regulators or governmental agencies.

  4.
  Review with the Company's Vice President, Audit, on an annual basis, the Company's officers' travel and entertainment spending and use of the corporate aircraft to ensure expenditures and usage are appropriate and accounted for properly.

  5.
  Periodically review the rules promulgated by the SEC and NYSE relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.

VIII.   Oversight of Internal Auditors

The Committee shall:

  1.
  Review the internal audit function of the Company, including the independence, competence, staffing adequacy and authority of the function, the ability of the function to raise issues to the appropriate level of authority, the reporting relationships among the internal auditor, financial management and the Committee and the internal audit reporting obligations.

  2.
  Review the proposed internal audit plans for the coming year, the coordination of such plans with the independent auditors and the progress against such plans.

5

  3.
  Review on an annual basis a summary of significant comments and management's responses thereon from completed internal audits.

  4.
  Review the appointment, performance and replacement of the Vice President, Audit (or anyone of equivalent title and responsibility).

IX.   Definition of Committee's Roles

The Committee's principal responsibility is one of oversight. The Company's management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing and/or reviewing those financial statements. While the Committee has the powers and responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate, and present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with GAAP. This is the responsibility of management and/or the independent auditors. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. Nor is it the responsibility of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Worldwide Code of Conduct.

6

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 17, 2012. Meeting Information YUM! BRANDS, INC. Meeting Type: Annual Meeting For holders as of: March 19, 2012 Date: May 17, 2012 Time: 9:00 a.m. EDT Location: Yum! Conference Center 1900 Colonel Sanders Lane, Louisville, Kentucky 40213 You are receiving this Notice because you hold shares in Yum! Brands, Inc. (NYSE: YUM), the world's largest restaurant company and parent of KFC, Pizza Hut, and Taco Bell, Restaurants. This year we are making our proxy materials available on the Internet to expedite your receipt of these materials, while also lowering the costs and reducing our environmental impact. This Notice is only intended to be an overview and we encourage you to access the complete information online or by requesting a paper copy (see reverse side for details). Please note that this is not a ballot and you cannot use this Notice to vote these shares. YUM! BRANDS, INC. 1441 GARDINER LANE LOUISVILLE, KY 40213 M43506-P19718 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT 10-K COMBO DOCUMENT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 3, 2012 to facilitate timely delivery. M43507-P19718 How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you plan to attend the meeting, please bring this Notice or a current broker statement showing Yum Shareownership, and a valid picture ID. At the Meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX

Voting Items The Board of Directors recommends a vote FOR items 1, 2 and 3 and AGAINST items 4 and 5. 2. Ratification of Independent Auditors. 1. Election of Directors 3. Advisory Vote to Approve Executive Compensation. Nominees: 1a. David W. Dorman 4. Shareholder Proposal to Appoint an Independent Chairman. 1b. Massimo Ferragamo 5. Shareholder Proposal to Adopt a Sustainable Palm Oil Policy. 1c. Mirian Graddick-Weir 1d. J. David Grissom 1e. Bonnie G. Hill 1f. Jonathan S. Linen 1g. Thomas C. Nelson M43508-P19718 1h. David C. Novak 1i. Thomas M. Ryan 1j. Jing-Shyh S. Su 1k. Robert D. Walter

M43509-P19718

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date ADMISSION TICKET Your Vote is important. Please vote immediately. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Yum! Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are voting by Internet or telephone please DO NOT mail your proxy card. YUM! BRANDS, INC. 1441 GARDINER LANE LOUISVILLE, KY 40213 M43506-P19718-Z57076 YUM! BRANDS, INC. The Board of Directors recommends a vote FOR items 1, 2 and 3 and AGAINST items 4 and 5. 1. Election of Directors Nominees: For Against Abstain 1a. David W. Dorman Abstain For Against 1b. Massimo Ferragamo 1i. Thomas M. Ryan 1c. Mirian Graddick-Weir 1j. Jing-Shyh S. Su 1d. J. David Grissom 1k. Robert D. Walter 1e. Bonnie G. Hill 2. Ratification of Independent Auditors. 1f. Jonathan S. Linen 3. Advisory Vote to Approve Executive Compensation. 1g. Thomas C. Nelson 4. Shareholder Proposal to Appoint an Independent Chairman. 5. Shareholder Proposal to Adopt a Sustainable Palm Oil Policy. 1h. David C. Novak ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date YUM! BRANDS, INC. ANNUAL MEETING FOR HOLDERS AS OF 3/19/12 TO BE HELD ON 5/17/12 Your vote is important. Thank you for voting. Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 pm ET the night before the meeting or cutoff date. To vote by Internet 1) Go to website www.proxyvote.com. 2) Follow the instructions provided on the website. To vote by Telephone 1) Call 1-800-454-8683. 2) Follow the instructions. To vote by Mail 1) Check the appropriate boxes on the voting instruction form below. 2) Sign and date the voting instruction form. 3) Return the voting instruction form in the envelope provided. M43617-P19694 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following material is available at www.proxyvote.com: Notice and Proxy Statement and 10-K Combo Document The Board of Directors recommends you vote FOR the following proposals: PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON 1. Election of Directors Nominees: Against For Abstain Against For Abstain 2. Ratification of Independent Auditors. 1a. David W. Dorman 1b. Massimo Ferragamo 3. Advisory Vote to Approve Executive Compensation. 1c. Mirian Graddick-Weir The Board of Directors recommends you vote AGAINST the following proposals: 4. Shareholder Proposal to Appoint an Independent Chairman. 1d. J. David Grissom 5. Shareholder Proposal to Adopt a Sustainable Palm Oil Policy. 1e. Bonnie G. Hill 1f. Jonathan S. Linen 1g. Thomas C. Nelson NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1h. David C. Novak 1i. Thomas M. Ryan 1j. Jing-Shyh S. Su 1k. Robert D. Walter

YUM! BRANDS, INC. ANNUAL MEETING May 17, 2012 9:00 AM YUM! Brands, Inc. Yum! Conference Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213 ADMISSION TICKET YUM! BRANDS’ 2012 ANNUAL SHAREHOLDERS’ MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVING TIME) ON THURSDAY, MAY 17, 2012, AT THE YUM! CONFERENCE CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders’ Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of Common Stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan. If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the annual meeting. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K and Combo Document are available at www.proxyvote.com (PLEASE DETACH PROXY CARD AT PERFORATION) M43506-P19718-Z57076 YUM! BRANDS, INC. This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Christian L. Campbell, John P. Daly and Scott A. Catlett, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 17, 2012 or any adjournment thereof. NOMINEES FOR DIRECTOR: David W. Dorman, Massimo Ferragamo, Mirian Graddick-Weir, J. David Grissom, Bonnie G. Hill, Jonathan S. Linen, Thomas C. Nelson, David C. Novak, Thomas M. Ryan, Jing-Shyh S. Su, and Robert D. Walter. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3 and AGAINST ITEMS 4 and 5. This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows: FOR the Election of All Nominees for Director FOR the Ratification of Independent Auditors FOR Advisory Vote to Approve Executive Compensation AGAINST the Shareholder Proposal to Appoint an Independent Chairman AGAINST the Shareholder Proposal to Adopt a Sustainable Palm Oil Policy This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan. Address Changes/Comments:  (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) SEE REVERSE SIDE (CONTINUED and To Be Signed and Dated on REVERSE SIDE)